                                                                   EXHIBIT 10.50


                          FIFTY WEST CORPORATE CENTER






                                 DEED OF LEASE

                                    between

                           BRIT LIMITED PARTNERSHIP,
                                  as Landlord

                                      and

                                 ANADAC, INC.,
                                   as Tenant





                           Dated: September 28, 2000

                               TABLE OF CONTENTS

1.   PREMISES................................................................  1

2.   TERM....................................................................  1

3.   RENT....................................................................  2

4.   ANNUAL EXPENSE INCREASES................................................  3

5.   ADDITIONAL RENT.........................................................  7

6.   TENANT IMPROVEMENTS.....................................................  7

7.   LANDLORD ACCESS.........................................................  8

8.   QUIET ENJOYMENT.........................................................  9

9.   SERVICES................................................................  9

10.  USE OF PREMISES.........................................................  9

11.  SIGNS................................................................... 10

12.  FIXTURES; ELECTRICAL EQUIPMENT.......................................... 10

13.  ALTERATIONS; MECHANICS LIENS............................................ 11

14.  MAINTENANCE AND REPAIRS BY LANDLORD..................................... 12

15.  REPAIRS AND MAINTENANCE BY TENANT....................................... 12

16.  INSURANCE; INDEMNITY.................................................... 13

17.  PROPERTY AT TENANT'S RISK............................................... 14

18.  DAMAGE.................................................................. 14

19.  CONDEMNATION............................................................ 15

20.  LAWS AND ORDINANCES..................................................... 16

21.  RULES AND REGULATIONS................................................... 16

22.  SURRENDER; HOLDOVER..................................................... 16

23.  EVENTS OF DEFAULT....................................................... 17

24.  LANDLORD'S REMEDIES UPON DEFAULT........................................ 18

25.  REMEDIES CUMULATIVE; NO WAIVER.......................................... 19

26.  SECURITY DEPOSIT........................................................ 19

27.  LIEN ON PERSONAL PROPERTY............................................... 21

28.  ASSIGNMENT; SUBLETTING.................................................. 21

29.  NONDISTURBANCE AND SUBORDINATION........................................ 23

30.  MORTGAGEE PROTECTION.................................................... 24

31.  MODIFICATIONS DUE TO FINANCING.......................................... 24

32.  ESTOPPEL CERTIFICATES................................................... 24

33.  FINANCIAL STATEMENTS.................................................... 25

34.  [INTENTIONALLY OMITTED]................................................. 25

35.  NOTICES................................................................. 25

36.  BROKERS................................................................. 26

37.  ATTORNEYS' FEES......................................................... 26

38.  WAIVER OF JURY TRIAL; COUNTERCLAIMS..................................... 26

39.  ASSIGNS AND SUCCESSORS; LIMITATIONS ON LIABILITY........................ 27

40.  [INTENTIONALLY OMITTED]................................................. 27

41.  LANDLORD'S CONSENT OR APPROVAL.......................................... 27

42.  HEADINGS; INTERPRETATION................................................ 27

43.  SEVERABILITY............................................................ 28

44.  APPLICABLE LAW.......................................................... 28

45.  RECORDING............................................................... 28

46.  TIME IS OF THE ESSENCE.................................................. 28

47.  SURVIVAL OF OBLIGATIONS................................................. 28

48.  [INTENTIONALLY OMITTED]................................................. 28

49.  PARKING................................................................. 28

50.  ENTIRE AGREEMENT........................................................ 29

51.  OPTION TO RENEW......................................................... 29

52.  HAZARDOUS MATERIALS..................................................... 29

53.  RIGHT OF FIRST NOTICE................................................... 30

54.  ANTENNA LICENSE......................................................... 30

55.  ADA COMPLIANCE.......................................................... 33


EXHIBIT A  -- PREMISES
EXHIBIT B  -- COMMENCEMENT AGREEMENT
EXHIBIT C1 -- TENANT'S PLANS
EXHIBIT C2 -- FINAL CONSTRUCTION DRAWINGS
EXHIBIT D  -- RULES AND REGULATIONS
EXHIBIT E  -- APPROVED GENERAL CONTRACTOR LIST
EXHIBIT F  -- THE BUILDING
EXHIBIT G  -- VISITOR PARKING

                                 DEED OF LEASE

     THIS LEASE AGREEMENT (this "Lease") is made as of the 28th day of September, 2000, by and between BRIT LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and ANADAC, INC., a Virginia corporation ("Tenant").

                                  WITNESSETH:

     1. PREMISES. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord hereby leases to Tenant, and Tenant does hereby rents from Landlord, the premises (the "Premises") identified as Suite 100S and consisting of approximately 56,566 rentable square feet of office space on the Terrace level, first (1st) and third
(3rd) floors of the South Wing of the building (the "Building") known as the Fifty West Corporate Center, 3975 Fair Ridge Drive, Fairfax, Virginia 22033, together with the non-exclusive use of the Common Area at the Property, upon the terms and conditions set forth herein. The Premises are more particularly described on Exhibit A attached hereto. The Common Areas shall be defined as all interior and exterior shared facilities, property, services and amenities of the Building and Property to be utilized by the tenants of the Property on a non-exclusive basis (which currently include but are not limited to jogging trails, on-site deli, fitness facility, conference center, exterior landscaped park-like grounds). Landlord reserves the right to alter or amend the Common Areas in its prudent and reasonable business judgment throughout the term of the Lease. The land upon which the Building is located, and other improvements upon such land are hereinafter referred to herein as the "Property." (The actual rentable square footage of the Premises shall be determined following completion of a final space plan, which shall be measured in accordance with the BOMA standard method of measurement. Upon written request to Landlord, Tenant shall have the right, prior to the Commencement Date, at Tenant's expense, to have a certified architect review and confirm the square footage figure determined by Landlord's architect.) Except as provided for herein, the roof, exterior faces of all perimeter walls and the use of air space above the Building shall be reserved for Landlord's exclusive use and Tenant shall have no right of access thereto. This Lease conveys to Tenant no license, easement or parking privileges except as expressly provided herein.

     2.   TERM.

          (a) The term of this Lease (the "Term") shall commence on the earlier to occur of (i) the day which is the first business day after the day the Tenant Improvements (as defined in Section 6) is substantially complete, as evidenced by a final Fairfax County building inspection and a certificate of substantial completion from Landlord's architect or construction manager, or (ii) the date on which Tenant commences beneficial use of the Premises (the "Lease Commencement Date"), but in no event shall the Term commence prior to June 1, 2001, and shall continue for a period of ten (10) consecutive years thereafter, unless the Lease Term is extended or terminated earlier in accordance with the provisions of this Lease (the Termination Date"). Notwithstanding the foregoing, should the Tenant request in writing that the Term commence prior to June 1, 2001, the Landlord will reasonably cooperate with such request by the Tenant so long as it is commercially reasonable to do so as determined in Landlord's construction manager's sole and absolute discretion. If Landlord determines that it is commercially reasonable to accommodate such request, then (i) the Landlord will endeavor to complete construction of the Tenant Improvements in accordance with the Tenant's request subject to the requirements of Section 6 and any Excess Tenant Costs and Change Order Costs as defined in Section 6(b) and (ii) upon the mutual agreement of the Landlord and Tenant, the Term shall commence, including the obligation to pay Rent, upon such earlier date as may be agreed upon by the parties (the "Early Commencement Date"). If the Lease Commencement Date is a day other than the first day of a month, then the Lease Term shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of the aforesaid number of consecutive years thereafter. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to conduct business from the Premises. Notwithstanding the foregoing, if Landlord is delayed in completing Tenant Improvements in whole or in part by any default, acts or omissions of Tenant, then for purposes of determining the Commencement Date, Tenant Improvements shall be deemed to have been substantially complete on the date Landlord's architect or construction manager determines that Tenant Improvements would have been substantially completed absent such delays caused by Tenant. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate, in the form attached hereto as EXHIBIT B, setting forth the Lease Commencement Date and the date upon which the term of this Lease will expire.

                (b) If permission is given to Tenant to enter into possession of the Premises prior to the Lease Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except Tenant shall have no obligation to pay Rent during such period unless the Early Commencement Date, as defined in
Section 2(a) above, applies.

                (c) Early Entry. Landlord hereby grants permission to Tenant to enter into the Premises thirty (30) days prior to the date that Landlord estimates will be the Lease Commencement Date only for the purposes of installing wiring, cabling, furniture, telecommunications equipment and trade fixtures necessary for Tenant to conduct its business. Tenant covenants and agrees that it shall coordinate such activities of Tenant with Landlord or Landlord's contractor regarding the time and purposes of its entry and shall not interfere with the construction of the Premises. Such early occupancy by Tenant shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except that Tenant shall have no obligation to pay Rent during such period.

        3. RENT.

                (a) Tenant covenants and agrees to pay to Landlord during the first Lease Year of the Term a fixed rental of One Million Six Hundred Ninety-Six Nine Hundred Eighty and 00/100 Dollars ($1,696,980.00)(the "Annual Base Rent"), based on Thirty and 00/100 Dollars ($30.00) per rentable square foot, in equal monthly installments (the "Monthly Base Rent") of One Hundred Forty-One Four Hundred Fifteen and 00/100 Dollars ($141,415.00). Thereafter, during each Lease Year of the Term, the Annual Base Rent shall be equal to the product obtained by multiplying (i) the Annual Base Rent for the preceding Lease Year of the Term by (ii) one hundred three percent (103%).

                (b) Concurrently with the execution of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of the Annual Base Rent payable during the first (1st) Lease Year, which amount shall be credited by Landlord toward the monthly installment of Annual Base Rent payable for the first (1st) full calendar month of the Lease Term. So long as it is not a result of Landlord's gross negligence or willful misconduct or Landlord's inability to tender possession of the Premises to Tenant or an Affiliate, in accordance with Section 28(i), as a result of the previous tenant's failure to vacate the Premises, this amount shall be a non-refundable payment to Landlord in the event Tenant or an Affiliate, in accordance with Section 28(i), does not occupy the Premises pursuant to this Lease. If the Lease Commencement Date is a day other than the first (1st) day of a month, then Annual Base Rent from the Lease Commencement Date until the first (1st) day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of Annual Base Rent payable during the first (1st) lease year, and Tenant shall pay such prorated installment of Annual Base Rent in advance on the Lease Commencement Date.

                (c) Rent shall be payable in lawful money of the United States of America to the Landlord or to such other person and at such place as the Landlord may from time to time direct by written notice to the Tenant, in advance, without previous notice or demand therefore and without deduction or setoff, except as may otherwise be set forth in this Lease. Monthly Base Rent shall be due and payable on the first day of each and every month during the Term hereof, except as otherwise provided herein. No payment by Tenant or receipt by Landlord of a lesser amount than the amounts herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. Tenant shall pay Landlord upon demand the sum of Fifty Dollars ($50.00) for each of Tenant's checks returned to Landlord not paid for insufficient funds or other reasons not the fault of Landlord, to cover Landlord's costs in handling such returned items, and, if there shall be more than one (1) such returned check, Tenant shall thereafter pay all future sums due hereunder to Landlord in the form of certified or cashier's checks or money orders. The foregoing returned check charge represents the parties' reasonable estimate as of the date notice given within sixty (60) days after receipt of the Estimation Statement or Annual Statement (as the case may be) for the fiscal year to which such estimate or calculation relates.

     (f) "Annual Operating Costs," as used herein, shall include all expenses incurred by Landlord in connection with owning, operating, managing, insuring, repairing, maintaining and protecting of the Building and/or its appurtenances (including, without limitation, any parking areas servicing the Building) and/or the Property, and shall include, by way of illustration but not limitation, the following: all rents, charges and expenses, salaries, wages and employee benefits for agents or employees of Landlord engaged in the operation, maintenance, servicing or repair of the Building and/or the Property and/or its appurtenances, license, permit and inspection fees and/or charges, repairs and maintenance, utility and utility distribution charges, water and sewer charges, charges for gas, oil and other fuels, charges for steam, premiums for any casualty, liability, rent and/or other insurance obtained by Landlord or on Landlord's behalf with respect to the Building and/or the Property, security services, char and cleaning services, building and cleaning supplies, uniforms and dry cleaning and laundering, window cleaning, snow removal, repair and maintenance of the sidewalks, driveways, roadways (public and private) and grounds, including plantings and ground cover and other improvements and replacements thereto, accounting and legal fees, fees and expenses incurred by Landlord under any service (including, without limitation, garbage and waste disposal (including recycling costs), elevator service, and plumbing service) or management contracts, the cost for telephone, telegraph, facsimile, stationery, postage and other materials and supplies used in the operation of the Building and/or the Property, personal property taxes, chillers, air conditioning and ventilation, advertising and promotion expenses, all sales and/or excise taxes imposed on any of the services provided by Landlord, and any other expenses or charges of any nature whatsoever, whether or not herein mentioned, which shall be included in Annual Operating Costs in accordance with generally accepted accounting and management principles with respect to operation of similar office buildings in the Fairfax, Virginia area. Annual Operating Costs shall include a management fee not to exceed five percent (5%) of the gross revenue from the Building, and the cost of any capital improvements intended to decrease Annual Operating Costs or required by Federal, state or local statutes, regulations, rules or orders. The cost of such capital improvements shall be amortized over the life of the particular asset and to this extent shall be included in Annual Operating Costs. Notwithstanding the foregoing Annual Operating Costs shall be reduced by all cash discounts, trade discounts or quantity discounts actually received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its reasonable efforts in good faith to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord. In the event there exists a conflict as to an expense which is specified to be included in Annual Operating Costs and is also specified to be excluded from Annual Operating Costs within the below list, the exclusions listed below shall prevail and the expenses shall be deemed excluded. Landlord shall not recover more than one hundred percent (100%) of the Annual Operating Costs actually incurred by Landlord. "Annual Operating Costs," as used herein, shall specifically exclude the following:

     (i) costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating tenantable space for other tenants of the Building pursuant to said tenant's leases, to the extent such work is not in the common or public areas of the Building or the Property;

     (ii) costs incurred by Landlord for trustee's fees, partnership or corporate organizational expenses and accounting fees, except accounting fees relating solely to the ownership and operation of the Building;

     (iii) interest and amortization on indebtedness or any costs of financing or refinancing the Building;

     (iv) leasing commissions incurred in procuring tenants for the Building;

     (v) income, excess profit, franchise taxes or other such taxes imposed on or measured by the net income of Landlord from the operation of the Building;

hereof of the extra expenses that Landlord will incur in processing returned checks, the exact amount of such charges being difficult to ascertain, and such charge shall not be considered interest. Tenant may elect, with Landlord's consent, which consent may not be unreasonably withheld conditioned or delayed, to make Rent payments via wire transfer which wire transfer shall occur on the first day of each month. Upon such election, Tenant and/or Landlord shall provide the other party with all necessary information including, but not limited to, the name of the appropriate bank, such bank's ABA number and the appropriate account number(s) at such bank(s) and each shall submit any request forms or other documentation required with its bank to effectuate the wire transfer.

        (d) For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive months, commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; except that if the Lease Commencement Date is a day other than the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter.

     4. ANNUAL EXPENSE INCREASES.

        (a) Tenant agrees to pay as additional rent ("Additional Rent") to Landlord, Tenant's Pro Rata Share (as hereinafter defined) of the sum (said sum being hereinafter referred to as the "Increase") of (i) the amount, if any, by which the Annual Operating Costs (as hereinafter defined) exceed the Annual Operating Costs actually incurred by Landlord for calendar year 2001 (the "Base Operating Costs") and (ii) the amount, if any, by which the Real Estate Taxes (as hereinafter defined) for the Property exceed the Real Estate Taxes actually incurred by Landlord for the 2001 tax year (the "Base Taxes"). The payments called for in this Section 4(a) are hereinafter sometimes called the "Adjustment Rent." The term "Tenant's Pro Rata Share," as used herein, shall mean the number, expressed as a percentage, equal to the rentable square footage of the Premises divided by the total square footage contained in the Building.

        (b) After the conclusion of each fiscal year of the Building, Landlord shall furnish to Tenant a statement (each an "Annual Statement") in reasonable detail showing the actual Annual Operating Costs and the Real Estate Taxes for such fiscal year. Tenant shall, with the next installment of Rent that occurs within thirty (30) days of receipt of Annual Statement, pay to Landlord the excess of its Pro Rata Share of the Increase for the fiscal year covered by such Annual Statement above the total monthly payments towards such Increase made by Tenant pursuant to Section 4(c); provided that, if Tenant's monthly payments on account thereof exceed Tenant's Pro Rata Share of the Increase for the fiscal year covered by such Annual Statement, Landlord hereby agrees to credit the excess against Monthly Base Rent accruing thereafter (except where the Term has expired, in which case Landlord agrees, after deducting any sums due Landlord hereunder, to pay Tenant the excess within thirty (30) days after preparation of the Annual Statement for such fiscal year).

        (c) The Landlord may from time to time during the Term deliver to Tenant a written estimate by Landlord of the amount of annual Adjustment Rent which Landlord may estimate and determine will be payable by Tenant during an ensuing Building fiscal year (or portions of a fiscal year) (such estimated sum being hereinafter called the "Estimated Adjustment Rent"). Commencing on the first day of the calendar month immediately following the month in which such statement of Estimated Adjustment Rent is tendered, and on the first day of each and every calendar month thereafter until the next such statement, the Tenant shall pay to Landlord (in addition to the Monthly Base Rent, and as Additional Rent) a sum as specified by Landlord which is equal to one-twelfth (1/12th) of said Estimated Adjustment Rent, such payments to continue to be due and payable until further notice from Landlord.

        (d) Any Additional Rent on account of increases due and payable for a partial Lease Year at the commencement or end of the Term shall be equitably pro-rated, based upon the number of months and/or days remaining until expiration of the Term of this Lease, and the amount or amounts found to be owing by the Tenant shall be paid within thirty (30) days after Landlord's written demand.

        (e) Tenant may not claim a readjustment of Tenant's Pro Rata Share or the Increase based on any error of estimation, determination or calculation thereof except by written

               (vi) rent for Landlord's management or leasing office located in the Building;

               (vii)     ground rent;

               (viii) advertising and promotional expenses incurred by Landlord in connection with its leasing of the Premises;

               (ix) attorneys' fees incurred in connection with specific actions taken against tenants other than Tenant;

               (x) costs of repairs, restoration or replacements occasioned by (A) fire, windstorm or other casualty of an insurable nature (whether such destruction be total or partial) to the extent paid by insurance obtained by Landlord, or (B) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, to the extent Landlord receives compensation therefore through condemnation or similar awards;

               (xi) the cost of capital improvements (except to the extent same are intended to decrease Annual Operating Costs, or any improvements required by Federal, state or local statutes, regulations, rules or orders), except that the annual depreciation amounts of said costs may be included in Annual Operating Costs:

               (xii)     charitable or political donations by Landlord;

               (xiii) wages and salaries for Landlord's employees above the level of property manager who perform work at or related to the Property;

               (xiv) costs or expenses of utilities directly metered to tenants of the Building and paid separately by such tenants;

               (xv) the cost of art, sculpture and paintings which are not acquired by Landlord in the ordinary course of its business and located in the Building or on the Property.

               (xvi) costs incurred for any items to the extent Landlord actually recovers under a manufacturer's, materialmen's, vendor's or contractor's warranty;

               (xvii) costs or fees relating to the defense of Landlord's title in the real estate containing the Building, or any part thereof;

               (xviii)   the cost of overtime or other additional expenses to
Landlord solely due to Landlord's default under the Lease;

               (xix) costs incurred due to the late payment of taxes and utility bills owing, so long as Landlord was obligated to make such payments and did not in good faith dispute the amount of such payments;

               (xx) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees; and

          (g) The term "Real Estate Taxes" mean all taxes, rates and assessments, general and special, levied or imposed with respect to the Property, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvements and operations (including vault rentals) and taxes imposed in connection with any special taxing district and any assessments made by the United States of America, the Commonwealth of Virginia, Fairfax County, or any public corporation, district or other public entity. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said Property and/or Landlord in substitution for real estate taxes presently levied or imposed on land, improvements or fixtures in Fairfax
County, then any such new tax or levy shall be included within the term "Real Estate Taxes." Should any governmental taxing authority acting under any law or regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, or account of, or measured by, in whole or in part, the Rent expressly reserved hereunder, or upon the rent expressly reserved under the other leases or leasehold interests in the Premises, the Building and/or the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings or otherwise, such tax or excise on rents shall be included within the term "Real Estate Taxes." Expenses, including, but not limited to, reasonable attorneys' fees and consulting fees, incurred by Landlord in protesting, contesting or disputing, or obtaining or attempting to obtain a reduction of any Real Estate Taxes (or the assessment upon which the Real Estate Taxes are based) shall be added to and included in Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the increase under this Section 4; provided, however, that, in the event that Tenant shall have paid any amount of increased Rent pursuant to this Section 4 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payments shall have been based, Landlord shall credit Tenant's Pro Rata Share of such refund (but in no event shall such credit exceed the amount of such increased Rent theretofore paid by Tenant on account of such Real Estate Taxes) against Rent then due or thereafter accruing. Notwithstanding the foregoing, "Real Estate Taxes" shall not include any inheritance, estate, succession, transfer or gift tax or any income tax or any other like tax which is measured in any manner by the income or profit of Landlord, except to the extent any such tax is intended as a substitute for a Real Estate Tax. Landlord shall not recover more than one hundred percent (100%) of the Real Estate Taxes, assessments and insurance premiums actually incurred by Landlord.

     (h) If during all or part of any fiscal year of the Building (such fiscal year to be as determined and designated by Landlord, and which may be on a Calendar Year or other fiscal year basis as Landlord may determine from time to time)(or partial fiscal year) of the term. Landlord shall not furnish any particular item of work or service (which would constitute an item of Annual Operating Costs hereunder) to at least ninety-five percent (95%) of the rentable area of the Building, because (i) less than all of the Building is occupied or
(ii) such item of work or service is not desired or required by any tenant, or
(iii) any tenant is itself obtaining and providing such item of work or service, then an adjustment shall be made in computing the Annual Operating Costs for such fiscal year (or partial fiscal year) so that the Annual Operating Costs shall be increased for such fiscal year (or partial fiscal year) to the amount that would have been reasonably incurred had Landlord provided such item of work or service to ninety-five (95%) of the rentable area of the Building for the entire fiscal year (or partial fiscal year).

     (i) Tenant shall pay directly all rental, sales, use, business and other taxes levied or imposed by the Commonwealth of Virginia, Fairfax County or other governmental authority on Tenant or Tenant's real or personal property, or the Rent (as hereinafter defined) and the services provided by Landlord hereunder, such payments to be in addition to all other payments required under the terms of this Lease.

     (j) As used herein, the term "Rent" shall mean the Annual Base Rent and all additional rent, as the same may be adjusted from time to time.

     (k) For a period of four (4) months after any Annual Statement required under Section 4(b) is delivered to Tenant, Landlord shall permit Tenant, at Tenant's expense (except as otherwise provided in this Section 4(k)), to review Landlord's bills, records and invoices directly relating to the Annual Operating Costs and Real Estate Taxes applicable to Tenant for the year covered by such Annual Statement. Such review shall occur at reasonable times following reasonable written notice from Tenant to Landlord accompanied by payment in the amount of $1,500.00 to compensate Landlord for administrative and other costs incurred by Landlord. Landlord shall make all relevant documentation available within seven (7) days of Tenant's notice. Said review shall occur in Landlord's offices or, at Landlord's option, at such other place reasonably determined by Landlord, which location shall be within a thirty (30) mile radius of Landlord's offices. Reviews by auditors who work on a contingency or similar fee shall not be permitted. In the absence of litigation or other legal proceedings, Tenant and its reviewers shall keep all information and materials provided to or reviewed by them strictly confidential. Except as otherwise provided herein, each Annual Statement shall be conclusive and binding upon Tenant unless within one hundred twenty (120) days after Landlord's delivery of any such statement Tenant shall notify Landlord that Tenant disputes the correctness of said statement. Pending the determination of any such dispute by agreement or otherwise, Tenant shall pay Additional Rent in accordance with the applicable Annual Statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall, within thirty (30) days after such determination in Tenant's favor, refund to Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with the Annual Statement. If the amount of Tenant's overpayment is more than five percent (5%) of the amount actually due, Landlord shall reimburse Tenant for the reasonable review costs incurred by Tenant (not to exceed $1,500) and refund to Tenant the $1,500 review fee.

     5. ADDITIONAL RENT. Any and all amount required to be paid by Tenant hereunder and any and all charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered Additional Rent payable (except as otherwise expressly set forth herein) in the same manner and upon the same terms and conditions as the Monthly Base Rent reserved hereunder. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall, after expiration of any applicable notice and cure periods provided hereunder, entitle Landlord to the remedies available to it for nonpayment of Rent.

     6.   TENANT IMPROVEMENTS.

          (a)  Construction.

               (i) Tenant's Space Plans. Tenant, at its expense (but subject to Landlord's Contribution set forth in Section 6(b) below), shall submit to Landlord all layout plans and specifications, showing in reasonable detail any and all interior and/or exterior alterations or improvement (including material specifications) that Tenant proposes to make to the Premises (the "Tenant's Space Plans"). Landlord shall notify Tenant, within fourteen (14) days after Tenant submits Tenant's Space Plans, if Tenant's Space Plans fail to meet with Landlord's approval. Within fourteen (14) days after Tenant receives any such notice, Tenant shall revise Tenant's Space Plans to the extent necessary to obtain Landlord's approval and shall resubmit them for Landlord's approval. After approval by Landlord, which shall be within fourteen (14) days, Tenant's Space Plans shall be marked "Approved," dated, signed by Landlord and Tenant, marked Exhibit C1 and attached to and made a part of this Lease. (Tenants shall furnish a minimum of two (2) such copies for approval.)

               (ii) Construction Drawings. Tenant, at its expense (but subject to Landlord's Contribution set forth in Section 6(b) below), shall develop and submit to Landlord construction drawings based on Tenant's Space Plans, detailing the architectural, mechanical and electrical plans and specifications for the Premises (the "Construction Drawings"). (Tenant shall furnish a minimum of two (2) such copies for approval.) Within fourteen (14) days after Tenant submits the Construction Drawings, Landlord shall notify Tenant if the Construction Drawings fail to meet with Landlord's approval. Within fourteen
(14) days after Tenant receives any such notice, Tenant shall revise the Construction Drawings to the extent necessary to obtain Landlord's approval and shall resubmit them for Landlord's approval. After approval by Landlord, which shall be given within fourteen (14) days after re-submittal by Tenant, the Construction Drawings shall be marked "Approved," dated, signed by Landlord and Tenant, marked Exhibit C2 and attached to and made a part of this Lease. Said approved Construction Drawings (the "Final Construction Drawings") shall be used by Landlord, as determined hereunder, to construct the improvement to the Premises. Neither Landlord nor Tenant is under any obligation to make any alterations, decorations, additions or improvements in or to the Premises except as set forth in the Final Construction Drawings. Any material delay in Landlord's completion of Tenant Improvements caused by modifications requested by Tenant shall constitute a tenant delay for purposes of determining the date of Substantial Completion of the Premises.

               (iii) Selection of Contractor. With respect to the tenant improvement work set forth in the Final Construction Drawings (the "Tenant Improvements"), which, unless specified otherwise, shall be performed with Building standard materials and specifications, Landlord shall (i) bid the Tenant Improvement work to at least three (3) general contractors (the "Tenant Selected Contractors") which general contractors Tenant must select from the list of approved general contractors provided in Exhibit E and provided, that Landlord and Tenant agree that Maloney Aire shall be used for all HVAC work and Landlord's designated plumber shall be used for all plumbing work in connection with the Tenant Improvements; and (ii) prior to the awarding of the bid, Landlord shall consult with Tenant regarding bids of general contractors from whom Landlord has requested bids. Tenant shall select the bid of a Tenant Selected Contractor. Landlord shall directly contract with the Tenant Selected Contractor to complete the Tenant Improvements.

     (b)  Landlord's Contribution.

          (i) Amount of Landlord's Contribution. Landlord will contribute up to Twenty-Five and 00/100 Dollars ($25.00) per rentable square foot of the Premises ("Landlord's Contribution") towards the cost of the Tenant Improvements, which include but are not limited to architect's and engineer's fees, costs and expenses of labor (including General Contractor's overhead, general conditions and profit), materials, permits and licenses, preparation of all space planning, mechanical, electrical and plumbing working drawings, reproductions, the cost of cabling the Premises, keys, and signage, and a construction management fee paid to Landlord's management company in the amount of three percent (3%) of the total costs of the Tenant Improvements, which Landlord may deduct from the Landlord's Contribution.

          (ii) Excess Tenant Costs. Tenant shall be responsible for all additional costs incurred by Landlord resulting from modifications to Final Construction Drawings which are requested by Tenant ("Excess Tenant Costs"). Any such modifications shall be subject to Landlord's prior written approval. Tenant shall pay to Landlord, as additional rent, the total amount of the Excess Tenant Costs as follows:

               (A) fifty percent (50%) of the estimated Excess Tenant Costs shall be due and payable upon Landlord's approval of the modification to Tenant's Plans; and

               (B) the balance shall be due and payable upon substantial completion of the Tenant Improvements.

          (iii) Change Orders. Tenant shall be responsible for all charges and expenses incurred in connection with any change order or modifications to the Final Construction Drawings (subject to Landlord's approval)("Change Order Costs"). Any such modifications shall be subject to Landlord's prior written approval. Tenant shall pay to Landlord, as additional rent, the total amount of the Change Order Costs as follows:

               (A) fifty percent (50%) of the estimated Change Order Costs shall be due and payable upon Landlord's approval of the modification to Tenant's Plans; and

               (B) the balance shall be due and payable upon substantial completion of the Tenant Improvements.

          (iv) Unused Portion of Landlord's Contribution. In the event the cost of the Tenant Improvements is less than the Landlord's Contribution, then the unused portion of the Landlord's Contribution may be used by Tenant in connection with other improvements to the Premises requested by Tenant during the first six (6) years of the Term, which improvements are subject to Landlord's prior written approval as set forth in Section 6(a) above. Upon completion of the Tenant Improvements, the parties shall certify in writing as to the amount of the Landlord's Contribution that remains unused by Tenant.

     (c) Possession: Compliance. Except as to any defects, incomplete work, or punch list items that are described in a written notice given by Tenant to Landlord prior to or during the thirty (30) day period following beneficial use, and that Landlord's architect or engineer confirms are, in fact, defects or incomplete items, the taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory. Notwithstanding the foregoing, Landlord shall be responsible to repair any latent structural defect of which Tenant notifies Landlord, which notification must occur immediately upon discovery of such defect, at any time during the Term of the Lease. Landlord and Tenant each covenants and agrees that it will fully and faithfully comply with all reasonable response requirements to assure completion of the Premises. Landlord agrees to correct and complete, within a reasonable period of time, those defects and incomplete items described in such notice that Landlord's architect or engineer confirms are, in fact, defects or incomplete items.

     7. LANDLORD ACCESS. Landlord and its agents may enter the Premises at all reasonable hours to exhibit the same to prospective purchasers, mortgagees or tenants, to inspect the Premises, to see that Tenant is complying with all its obligations hereunder or to make repairs to the Premises or the Property. Landlord shall (except in the event of any emergency, in the exercise of ordinary maintenance and repair obligations, or if Landlord's presence is requested by Tenant) exercise reasonable efforts to give Tenant prior notice of such access and, during access, minimize any interference with Tenant's business operations, and shall enter only in the presence of an authorized representative of Tenant.

     8. QUIET ENJOYMENT. Subject to the terms hereof, Landlord covenants that, if Tenant pays the Rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord.

     9.   SERVICES.

          (a) Except as set forth in this Section 9, Landlord shall be under no obligation to furnish any services or supplies to the Premises or to repair or maintain the Premises. Landlord shall furnish elevator service, water and lavatory supplies during normal business hours, and normal and usual cleaning and janitorial service (which current specifications are attached hereto as Exhibit F), Mondays through Fridays (exclusive of Federal, State or local legal holidays), except during periods of repair and maintenance; provided that Tenant shall leave the Premises in a condition suitable for performance by the Landlord of its janitorial services. Landlord further agrees to furnish (i) reasonably adequate electric current for normal office uses and (ii) heat and air conditioning appropriate to the seasons of the year sufficient to reasonably cool or heat the Premises from 6:00 a.m. to 6:00 p.m., Mondays through Fridays, inclusive, and from 6:00 a.m. to 1:00 p.m., Saturdays (said services not being furnished on Sundays or Federal, state or local legal holidays), except during periods of repair and maintenance, all in accordance with the standards of comparable office buildings in the Fairfax, Virginia area. Landlord shall provide heat and air conditioning at times in addition to those specified above, at Tenant's expense, upon not less than forty-eight (48) hours written notice from Tenant. Tenant shall pay Landlord for said after hours service based upon Landlord's service charge as established by Landlord from time-to-time for all tenants in the Building. Except for periods of emergency, repair or maintenance, (y) Tenant shall have access to the Building and the Premises twenty-four (24) hours a day, three hundred sixty-five (365) days a year, and (z) electrical service and at lease one (1) elevator will be in operation at all times.

          (b) In the event a service interruption occurs and persists for more than five (5) days and such service interruption is solely due to Landlord's gross negligence or willful misconduct then Tenant may pursue a claim for compensation. Subject to the foregoing, no claim for compensation or abatement of Rent shall be made by the Tenant by reason of inconvenience, nuisance, loss of business or discomfort arising from the interruption or cessation of or failure in the supply of any utilities, services or systems serving the Premises or from the repair, renovation or rebuilding of any portion of the Property or basic systems thereof nor shall the same give rise to a claim in Tenant's favor that such interruption, cessation, failure, repair, renovation or rebuilding constitutes actual or constructive, total or partial eviction from the Premises.

          (c) In the event that Tenant deems that the persons retained by Landlord to clean the Premises are not performing in accordance with the Building-standard janitorial/cleaning services attached hereto, then Tenant may request that the cleaning company or specific personnel be changed. If Landlord refuses to change the cleaning company and/or personnel, then Tenant may, with thirty (30) days prior written notice to Landlord, elect to retain its own cleaning company to perform the Building-standard cleaning services for the Premises. Tenant shall bear the entire cost of such cleaning services, but shall receive a credit from Landlord equal to any credit Landlord obtains from Landlord's cleaning company as a result of the reduction in size of the area cleaned by such cleaning company. If Tenant retains its own cleaning company as provided herein, Landlord shall have no further obligation to clean the Premises pursuant to this Section 9.

     10. USE OF PREMISES. The Premises shall be used and occupied by Tenant solely for general office and data center purposes in accordance with applicable zoning laws and for no other purpose whatsoever. Tenant shall not use the Premises, nor suffer the Premises to be used, for any unlawful purpose or in any unlawful manner or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass;
(ii) annoy or embarrass Landlord; (iii) vitiate any insurance carried by Landlord or on Landlord's behalf; (iv) alter the classification or increase the rate of any insurance on the Building; or (v) use the Building or Property for or cause any disruptive, harassing or outrageous conduct. Tenant shall not commit waste, overload the floors or structure of the Building, or take any action that would impair or alter parking spaces on the Property. Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material, nor shall Tenant use the Premises or the Property, nor suffer the Premises to be used, for the manufacture, storage, treatment or disposal of any hazardous or toxic substance, material or waste as such terms may be defined from time to time under Federal, state or local law, except in such quantities as may be permitted and as is customary for cleaning purposes only. In the event of any such waste, damage or manner of use by Tenant, Tenant shall promptly take such steps as are reasonably necessary to cease and repair the same, failing which the Landlord shall be entitled to take such steps and the Tenant shall pay to the Landlord, within fourteen (14) days, the Landlord's actual, out-of-pocket cost thereof. In addition, if the use or occupancy of the Premises, the conduct of business in the Premises or any act or omission of the Tenant in the Premised or the Property, causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Property, the Tenant shall pay to the Landlord within fourteen (14) days the Landlord's cost of any increase in premiums. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not permit any objectionable odors or noises to emanate from the Premises. Tenant hereby agrees to defend, indemnify and hold Landlord and the Property harmless from and against any and all costs, damages, expenses, and liabilities (including reasonable attorneys' fees) arising out of or related to any breach by Tenant of this Section 10. To the best of Landlord's knowledge and belief, the Property is zoned PDC (Planned Development Commercial) under the Fairfax County Zoning Ordinance.

     11. SIGNS. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or any public area of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and then in such places, numbers, sizes, color and style as are approved in writing in advance by Landlord and which conform to all applicable laws, regulations, rules and ordinances. If any such sign, advertisement or notice is exhibited without Landlord's prior written approval, Landlord shall have the right to remove the same after prior written notice to Tenant and Tenant shall be liable for any and all actual, out-of-pocket expenses incurred by Landlord by said removal. Tenant will maintain its permitted signs (if any), decorations, lettering, advertising matter and such other things as may be approved in good condition and repair, and in compliance with all applicable statutes, regulations and rules, at all times. Landlord may prohibit any advertisement of Tenant which in Landlord's opinion tends to impair the reputation of the Building or the Property; upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement. Notwithstanding the foregoing, (a) Landlord shall affix building standard directional signage in the first floor lobby indicating the main entrance to Tenant's Premises; and (b) for so long as the Tenant or its Affiliate, in accordance with Section 28(i) herein, is leasing at least 56,566 square feet in the Building (which amount may be adjusted but only subject to the remeasurement of the Premises as permitted under Section 1 herein) or the Tenant or its Affiliate, in accordance with Section 28(i) herein, is the largest tenant in the Building, the original Tenant hereunder or its Affiliate, in accordance with Section 28(i) herein, shall have the exclusive right to install corporate signage at any time after full execution and delivery of this Lease on the exterior of the facade of the South Wing of Building, the design, size, material, color and location of which signage must be mutually agreed upon by Landlord and Tenant prior to installation, and which signage shall otherwise comply with the provisions of this Section 11. Notwithstanding the foregoing, in no event may Tenant's permitted signage exceed fifty (50%) of the allowable signage under the Fairfax County Zoning Ordinance for the Building. Subject to the requirement that Tenant or its Affiliate, in accordance with Section 28(i) herein, lease at least 56,666 square feet in the Building (which amount may be adjusted but only subject to the remeasurement of the Premises as permitted under Section 1 herein) or be the largest tenant in the Building, the signage of no other tenant will be permitted to be installed on the bridge separating the North Wing and South Wing of the Building in the area depicted on Exhibit F attached hereto.

     12.  FIXTURES; ELECTRICAL EQUIPMENT.

          (a) Tenant shall not place a load upon the floor of the Premises exceeding one hundred (100) pounds per square foot without Landlord's prior written consent (which consent may be withheld or conditioned in Landlord's sole discretion). Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. No freight, furniture or other building matter or any description may be received into the Building or carried in the elevators, except at such times and dates in such manner as are specifically approved by Landlord in writing in advance. Tenant shall be responsible for any and all damage, injury, or claims resulting from moving of Tenant's equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same. Any and all damage or injury to the Premises or the Property (or any part thereof) caused by such moving, storage or operation shall be repaired by Tenant, at Tenant's sole cost, to Landlord's reasonable satisfaction.

          (b) Tenant shall have the right to install or operate in the Premises any small electrically operated standard office equipment as is typically used in modern offices, in Landlord's reasonable judgment. Tenant shall not install or operate in the Premises any "non-standard" equipment without first obtaining the prior consent in writing of Landlord, which consent may, in Landlord's sole discretion, be conditioned on, among other matters, the payment by Tenant of Additional Rent in compensation for such excess consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery; nor shall Tenant install any other equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises or the Building without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's reasonable discretion; provided that, if Landlord shall consent to such installations, all additional utility facilities, changes, replacements or additions necessary to handle such equipment shall be performed by Landlord or by contractors approved by Landlord at Tenant's expense in accordance with plans and specifications to be approved in writing, in advance, by Landlord.

     13.  ALTERATIONS; MECHANICS LIENS.

          (a) Except as otherwise set forth herein, Tenant shall not make or permit anyone to make any alterations, improvements, installations or modifications in or to any part of the Premises without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall be permitted to make non-structural alterations not visible from the exterior of the Premises, which are purely decorative in nature, which in the aggregate do not exceed the sum of Two and 00/100 Dollars ($2.00) per rentable square foot of the Premises ($113,132.00), upon prior written notice to Landlord including the date and time that such alteration shall be made. When granting its consent, Landlord may impose any conditions it reasonably deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of specified insurance. If Landlord shall consent to any alterations or changes in or to the Premises, Tenant shall have all such work performed at Tenant's sole expense and shall comply with the requirements to be established by the Landlord, which shall include, but are not limited to, Tenant's obtaining of all permits and certificates required in connection with any said additions, improvements, alterations and installations, and Tenant's use thereof. Any additions, improvements, alterations and installations made by Tenant (excepting only office furniture and business equipment) shall become and remain a part of the Building and be and remain Landlord's property at the Lease Termination Date; provided, however, that Landlord may require Tenant to remove such additions, improvements, alterations or installation and to restore the Premises to their original condition, normal wear and tear and casualty excepted, at Tenant's sole cost and expense and if Tenant fails to restore the Premises as required, Landlord may do so at Tenant's expense. Upon Tenant's written request, Landlord shall, at the time Landlord consents to said additions, improvements, alterations or installation, advise Tenant is such removal will be required. If any alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work.

          (b) Any alterations shall be conducted on behalf of Tenant and not on behalf of Landlord and Tenant shall be deemed to be the "owner" and not the "agent" of Landlord. If Landlord shall give its written consent to Tenant's making any alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises or the Property to any mechanic's liens which may be filed in respect of any alterations made by or on behalf of Tenant. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Property, or any part thereof, or the Premises, for any work, labor, services or materials claimed to have been performed or furnished for or on behalf of Tenant, Tenant shall initiate appropriate legal proceedings or otherwise cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within fourteen (14) days of receiving notice of the filing thereof. If Tenant shall fail to discharge any such lien, Landlord may, at its option discharge or bond off the same, without inquiring into the validity thereof, and treat the cost thereof as Additional Rent payable upon Landlord's demand therefore.

     14. MAINTENANCE AND REPAIRS BY LANDLORD. Landlord shall use reasonable efforts and exercise prudent business judgment to keep, maintain and repair the Building and Property, including the Common Area, in good order and repair commensurate with other first class suburban office buildings in the Northern Virginia area. Landlord shall use reasonable efforts and exercise prudent business judgment to maintain and preserve the character of the Building and Property, including landscaping, commensurate with other first class suburban office buildings in the Northern Virginia area throughout the term of the Lease. Notwithstanding the foregoing, Landlord shall have no duty to Tenant to make any repairs or improvements to the Premises or the Buildings except for the roof, the foundation of the Buildings and structural repairs, and repairs to the Building's electrical, water, sewage, heating, ventilation and air conditioning, life safety and elevator systems in the common areas of the Property, as may be necessary to keep such items in good condition and repair and for safety and tenantability, and then only if not brought about, in whole or part, by any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees, or others for whom Tenant is legally responsible, and if not otherwise the obligation of Tenant hereunder. Landlord shall not be liable for any damage (including any consequential damages or lost profits) caused to the person or property of Tenant, its agents, employees or invitees, due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, or from any other cause whatsoever. Subject to the terms hereof, Landlord has granted Tenant exclusive control of the Premises for the Term hereof and Landlord shall be under no obligation to inspect the Premises. Tenant agrees to promptly report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair hereunder, and a failure to so report shall make Tenant liable to Landlord for any additional expense, damage or liability resulting from the failure to report such defects. Tenant shall forthwith notify the Landlord of any accident, defect, damage or deficiency in any part of the Property (including without limitation the Premises or any facilities, utilities, machinery, equipment, systems or installations located therein or serving the Premises), which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof.

     15.  REPAIRS AND MAINTENANCE BY TENANT. Except as expressly provided in
Section 14, Tenant shall keep and maintain the Premises and the fixtures therein in good order and repair during the Term at Tenant's sole cost and expense. Notwithstanding anything herein to the contrary, Tenant will keep all non-structural elements and the interior of the Premises, interior window panes, interior plate glass, backed-up toilets, door closers, interior door knobs and locks, in good order and repair and will make all repairs and replacements thereto at its expense; and will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting ordinary wear and tear and casualty. Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, subject to the provisions of this Lease, any additional electrical wiring which may be required in connection with Tenant's equipment. Any damage sustained by any party caused by mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair is the responsibility of Tenant shall be paid by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, damages and liability in connection therewith, including, but not limited to attorneys' and other professional fees, and any other cost which Landlord might reasonably incur. All injury to the Premises or the Building and all breakage done by Tenant, or Tenant's agents, contractors, directors, employees, invitees, licensees or officers shall be promptly repaired by the Tenant at Tenant's sole expense. In the event that the Tenant shall fail to make any repairs required pursuant to this Section 15, Landlord, after reasonable notice and opportunity to cure delivered to Tenant, shall have the right to make such repairs and any charge or cost so incurred by the Landlord shall be paid by Tenant within fourteen (14) days of written demand therefore. Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise by reason of the making of any such repairs. This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the Landlord has or may have in said circumstances.

     16.  INSURANCE: INDEMNITY.

          (a) Tenant shall carry and keep in full force and effect at all times during the Term of this Lease for the protection of Landlord and Tenant herein, comprehensive general liability insurance for bodily injury, death and damage to property of others, including tenants legal liability for damage to the Premises and blanket contractual liability, with respect to all business conducted from the Premises and the use and occupancy thereof and the use of the common areas including the activities, operations and work conducted or performed by the Tenant, by any other person on behalf of the Tenant, by those for whom the Tenant is in law responsible and by any other person on the Premises, with minimum limits of coverage of at least One Million Dollars ($1,000,000.00) for each occurrence for property damage and bodily injury with an annual aggregate of Three Million Dollars ($3,000,000.00). Notwithstanding the foregoing, Landlord shall have the right to require Tenant to increase the minimum limits of coverage set forth above, from time to time, to the standard limits of coverage required in comparable buildings in the Fairfax, Virginia area.

          (b) In addition, Tenant, at Tenant's sole cost and expense, shall obtain and maintain in full force and effect throughout the Term of this Lease, insurance policies providing for the following coverage: (i) all risk and property insurance against fire, theft, vandalism, malicious mischief, leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the Fairfax, Virginia area, as well as business interruption coverage, insuring Tenant's improvements in the Premises, merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or in the Premises, in an amount equal to not less than the full replacement value thereof, and (ii) such other insurance as the Landlord may reasonably require having regard to the risks which are customarily insured against by prudent landlords and tenants of similarly leased premises in the Fairfax, Virginia area. All proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace the items so insured.

          (c) All insurance policies carried by Tenant pursuant to this Section 16, and any other insurance policies carried by Tenant with respect to the Premises, shall (i) be issued in form reasonably acceptable to Landlord by good and solvent insurance companies licensed to do business in the Commonwealth of Virginia and reasonably satisfactory to Landlord; (ii) name Landlord, its mortgagee, its management agent and any other parties in interest, from time to time designated in writing by notice from Landlord to Tenant, as additional named insured, with proceeds payable to the Landlord in the event of an insured casualty and any termination of this Lease; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iv) provide for at least thirty (30) days prior written notice to Landlord of any cancellation or material alteration of such policy or any defaults thereunder; (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord's agents; (vi) contain an automatic increase in insurance endorsement providing appropriate inflation protection; (vii) limit deductible amounts to no more than Twenty-Five Thousand Dollars ($25,000.00), and (viii) have such other form and content as Landlord may reasonably require.

          (d) Upon the Lease Commencement Date and thereafter not less than thirty (30) days prior to the expiration dates of each policy providing all or part of the insurance required pursuant to this Section 16, Tenant shall deliver to Landlord a statement evidencing the policy or policies, and renewals thereof, evidencing Tenant's insurance coverage as required hereunder and evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment. In the event that Tenant shall, either upon the Lease Commencement Date or prior to the thirtieth (30th) day before any such insurance coverage herein required to be obtained and maintained by Tenant, fail to do so, then Landlord, in Landlord's sole discretion, may (but shall not be obligated to) obtain such insurance coverage and pay the premiums therefore for a period not exceeding one year in each instance, and the premiums so paid by Landlord shall be payable by Tenant to Landlord, within thirty (30) days of presentation of Landlord's invoice therefore, as Additional Rent.

     (e) Tenant hereby releases Landlord and its agents and employees from any and all liability or responsibility to Tenant or any person claiming by, through or under Tenant, by way of subrogation or otherwise, except to the extent of Landlord's obligation to repair pursuant to Section 14 hereof, for the death of or injury to the Tenant or others, or for the loss of or damage to property (including books, records, files, money, securities, negotiable instruments, papers or other valuables) of the Tenant or others, except as a result of Landlord's willful misconduct or gross negligence, or for any indirect or consequential or economic loss, injury or damage of the Tenant or others arising from or out of any occurrence or situation in, upon, at or relating to the Property and, without limiting the generality of the foregoing, the Landlord shall not be liable or in any way responsible for any death, injury, loss or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain, flood, snow, ice or leaks from any part of the Property or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Property, except if solely caused by Landlord's willful misconduct or gross negligence; or caused by other tenants occupants or persons in the Premises or other premises in the Property or the public; or caused by operations in the construction of any private, public or quasi-public work; or against which the Tenant is required to insure pursuant to this Lease. Tenant agrees to look to its own fire and hazard insurance policies in the event of damage to Tenant's personal property.


     (f) Notwithstanding anything to the contrary, to the extent of any claim or liability in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) that is covered by the insurance Landlord is required to carry pursuant to Section 16(g), Landlord hereby releases Tenant and its agents and employees from any and all liability or responsibility to Landlord or any person claiming by, through or under Landlord, by way of subrogation or otherwise, for the death of or bodily injury to the Landlord or others, or for the loss of or damage to tangible property (including books, records, files, money, securities, negotiable instruments, papers or other valuables) of the Landlord or others, except as a result of Tenant's willful misconduct or gross negligence, or for any indirect or consequential or economic loss, injury or damage of the Landlord or others arising from or out of any occurrence or situation in, upon, at or relating to the Property and, without limiting the generality of the foregoing, the Tenant shall not be liable or in any way responsible for any death, injury, loss or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain, flood, snow, ice or leaks from any part of the Property or from the pipes, sprinklers, appliances, plumbing works, roof, windows or subsurface of any floor or ceiling of the Property; or caused by other tenants occupants or persons in the Premises or other premises in the Property or the public; or caused by operations in the construction of any private, public or quasi-public work; or against which the Landlord is required to insure pursuant to this Lease to the extent of any claim or liability in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) that is covered by Landlord's insurance. Except as set forth elsewhere in this Lease, Landlord agrees to look to its own fire and hazard insurance policies in the event of damage to Landlord's personal property.

     (g) Throughout the Lease Term, Landlord shall maintain standard all risk coverage insurance on the Building, insuring against such perils equal to ninety percent (90%) of the replacement cost of the Building or such greater amounts as are normally insured against by prudent owners of comparable office buildings in the Greater Baltimore/Washington Metropolitan Area. Landlord shall also maintain comprehensive public liability insurance in amounts such as are normally maintained by prudent owners of comparable office buildings. Landlord's insurance policies must contain an express waiver of any right of subrogation by the insurance company against Tenant.

  17. PROPERTY AT TENANT'S RISK. All personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain Tenant's sole risk and, except as directly caused by the gross negligence or willful misconduct of Landlord. Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water, sewer, or steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.

  18. DAMAGE. If the Premises shall be damaged by fire or other natural casualty, without the fault or neglect of Tenant, its servants, employees, agents, contractors, invitees, or licensees, or other persons for whom Tenant is legally responsible, the damage shall be repaired within a reasonable time by and at the expense of Landlord, and the Annual Base Rent and

Additional Rent shall abate pro rata until such repairs shall have been made, according to the part of the Premises which is thereby rendered unusable by Tenant; provided, however, that (i) Landlord shall have no obligation to repair, replace or restore Tenant's furniture, fixtures, furnishings or other personal property and (ii) Tenant shall, with all reasonable diligence and at Tenant's sole expense, make all other repairs and do all other items of work which are necessary to return the Premises to the condition existing immediately prior to such damage or destruction and promptly to complete the Premises for use and occupancy by the Tenant. Due allowance shall be made in Landlord's repair obligation for reasonable delay which may arise by reason of any adjustment or settlement of insurance claims by Landlord, and for delay on account of "labor troubles" or any other cause beyond Landlord's control. Notwithstanding the foregoing, if (i) the Premises are rendered wholly untenantable by fire or other cause and the Landlord decides not to rebuild the Premises, or (ii) if the Premises are damaged by fire or other casualty and such damage cannot reasonably be repaired within ninety (90) days following such fire or other casualty, or (iii) if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, and (iv) Landlord notifies the Tenant in writing of the extent of such damage and such decision, in any of such events, the Term shall terminate upon the thirtieth (30th) day after such notice is given as if such date were the Termination Date set forth herein, and Tenant shall vacate the Premises and surrender the same to Landlord on such date. Landlord shall have no liability, and shall not be responsible for consequential damages, lost profits or any damage to Tenant's personal property, arising from any such fire or other damage or Landlord's decision to terminate this Lease. No compensation or claim or reduction of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Premises or any portion of the Building of which they are a part however the necessity may occur.

     19.  CONDEMNATION.

          (a) If all of the Premises is condemned or taken in any manner for public or quasi-public use (including for all purposes of this Section 19, but not limited to, a conveyance or assignment in lieu of a condemnation or taking), this Lease shall automatically terminate as of the date that Tenant is required to surrender possession of the Premises as a result of such condemnation or other taking. If a part of the Premises so condemned or taken renders the remaining portion untenantable and unusable by Tenant, as determined by Landlord in Landlord's reasonable discretion, this Lease may be terminated by Tenant as of the date Tenant is required to surrender possession of such portion of the Premises, by written notice to Landlord within sixty
(60) days following notice to Tenant of the date on which Tenant is required to surrender possession of such portion of the Premises. If a portion of the Building is condemned or taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date Landlord is required to surrender possession as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord as of the date on which possession of the Building (or such part thereof) must be surrendered.

     (b) Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant specifically for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, or the interruption of or damage to Tenant's business, provided that such award shall not diminish the award to which Landlord is otherwise entitled.

     (c) In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, the Annual Base Rent shall be reduced in the proportion that the square footage of the portion of the Premises taken by such condemnation or other taking bears to the square footage contained in the Premises immediately prior to such condemnation or other taking. In the event that this Lease shall be terminated pursuant to this Section 19, the Annual Base Rent shall be adjusted through the date that Tenant is required to surrender possession of the Premises.

          (d) If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease; provided, however, that
(i) during such limited period, the Annual Base Rent shall be reduced in the proportion that the square footage contained in the Premises immediately prior to such condemnation or other talking, and (ii) Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Premises for the period involved.

     20. LAWS AND ORDINANCES. The Tenant shall, at its sole expense, promptly observe and comply with all statutes, laws, ordinances, rules, regulations, orders and requirements of all governmental, quasi-governmental or regulatory authorities including, without limitation, police, fire, health or environmental authorities or agencies, applicable Insurance Rating Bureau, and of any liability or fire insurance company by which the Landlord or the Tenant may be insured at any time during the Term, which are applicable to the Tenant, the condition, maintenance or operation of the Premises or the leasehold improvements therein or any part thereof, the occupation or use of the Premises or the conduct of any business in, at, upon or from the Premises, or which are applicable to or require the making of repairs, replacements, installations, alterations, additions, changes or improvements to the Premises or the leasehold improvements therein; subject, however, to the other provisions of this Lease requiring the Landlord's prior approval of leasehold improvements. Landlord represents that, to Landlord's actual knowledge, as of the date hereof, Landlord has not received any notice from any applicable governmental authority that the Building is in violation of applicable building codes or regulations. If Landlord shall receive notice of any judgments or orders from any applicable governmental authority regarding the Building or the Property, Landlord shall use commercially reasonable efforts to achieve compliance.

     21. RULES AND REGULATIONS. Tenant shall at all times, and shall cause everyone for whom the Tenant is in law responsible or over whom the Tenant might reasonably be expected to have control (including, but not limited to, Tenant's employees) to, comply with the rules and regulations promulgated by Landlord. Landlord's current rules and regulations are set forth on the attached Exhibit D. Tenant shall also comply with any measures the Landlord may from time to time introduce to conserve or to reduce consumption of energy.

     22.  SURRENDER: HOLDOVER
          (a) Upon the expiration or sooner termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Premises and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in good order and condition, as the same is now or shall be on the Lease Commencement Date, ordinary wear and tear and casualty expected, and shall inform Landlord of all combinations of locks, safes and vaults, if any, in the Premises. Subject to the provisions of Sections 13 and 27 hereof, Tenant, at Tenant's sole expense, shall promptly remove all personal property of Tenant, repair all damage to the Premises caused by such removal and restore the Premises to the condition which existed prior to the installation of the property so removed. Any personal property of Tenant not removed within ten (10) days following the expiration or earlier termination of the Lease shall be deemed to have been abandoned by Tenant and to have become the property of Landlord, and may be retained or disposed of by Landlord, as Landlord shall desire, in accordance with applicable law.

     (b) If Tenant shall not immediately surrender the Premises on the Termination Date, then Tenant shall, by virtue of this Lease, become a month-to-month tenant at one hundred fifty percent (150%) of the Monthly Base Rent in effect prior to the expiration of the Term, commencing said monthly tenancy with the first day after the Termination Date; and Tenant, as a monthly Tenant, shall be subject to all of the other terms, conditions and covenants of this Lease as though the same had originally been a monthly tenancy. In such event, each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises, except in the event of non-payment of Rent when due, or of the breach of any other covenant by the said Tenant after expiration of any applicable notice and cure provisions of this Lease, in which event TENANT SHALL NOT BE ENTITLED TO ANY NOTICE TO QUIT, THE USUAL THIRTY (30) DAYS' NOTICE TO QUIT BEING HEREBY EXPRESSLY WAIVED. In the event that Tenant shall hold over after the Termination Date and Landlord shall desire to regain possession of the Premises promptly following the Termination Date, then Landlord may, at Landlord's election, re-enter and take possession of the Premises forthwith, by any legal action or process in force in the Commonwealth of Virginia, TENANT HEREBY WAIVING ANY NOTICE TO QUIT; provided, however, that (i) Tenant shall pay Landlord a fair rental value (but not as rent) equal to one hundred fifty percent (150%) of the Monthly Base Rent plus all Additional Rent payable for the last month of the Term, for each month or portion thereof that Tenant remains in possession following the Termination Date, and (ii) Tenant shall indemnify Landlord against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including without limitation, any claims made by any succeeding tenant, except that Landlord waives its right to consequential and punitive damages incurred as a result of a Tenant holdover of two (2) months or less.

          23. EVENTS OF DEFAULT. The occurrence of any of the following shall be deemed to be an "Event of Default" under this Lease:

               (a) if Tenant shall default in the payment of any amount to be paid by Tenant hereunder and such default shall continue for a period of seven
(7) days after the date when the same shall become due and payable (all of which monetary obligations of Tenant shall bear interest at the rate of fifteen percent (15%) per annum (but in no event greater than the highest non-usurious rate permitted under the laws of the Commonwealth of Virginia) from the due date until paid in full, and such interest shall constitute Additional Rent hereunder due and payable with the installment of Monthly Base Rent next due);

               (b) if Tenant shall default in performing any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant's monetary obligations hereunder, or the surrender of the Premises upon the expiration of the Term), or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of the Buildings, and Tenant fails to cure such default within fifteen (15) days after written notice thereof from Landlord, provided that, unless such default endangers the health, safety or welfare of any occupants of the Building or cannot reasonably be remedied, if said default shall be of such a nature that it cannot reasonably be cured or remedied within said fifteen (15) day period, such default by Tenant in the performance of any of the covenants, terms or provisions of this Lease (except as aforesaid) shall not be deemed an Event of Default if Tenant shall have commenced in good faith to cure such default within the aforesaid fifteen (15)-day period and shall then continuously and diligently pursue such cure to completion within an additional thirty (30) days. Notwithstanding the foregoing, the occurrence of any event or condition caused by Tenant of Tenant's agents, officers, employees, contractors, licensees, invitees or others for whom Tenant is legally responsible which (i) may endanger or compromise the health, safety or welfare of the Property (or any portion thereof) or the occupants thereof, or (ii) cannot reasonably be remedied, shall, without notice of cure period, be deemed an Event of Default;

               (c) if Tenant shall abandon the Premises or vacate the Premises for more than forty-five (45) days without either (i) obtaining Landlord's prior written consent to such abandonment or vacating, which consent shall not unreasonably withheld, conditioned or delayed, or (ii) actively and in good faith pursuing a sublease or assignment of the Premises in accordance with
Section 28;

               (d) if any steps are taken or any action or proceedings are instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding up or liquidation of the Tenant or the assets thereof;

               (e) if Tenant shall become insolvent, make an assignment for the benefit of creditors, or file, be the subject of, or acquiesce in a petition filed in any court in the nature of a bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding (unless, in the case of a petition field against Tenant, the same is dismissed within (60)
days);

               (f) if any seizure, execution, attachment or similar process is issued against Tenant or Tenant's assets or any encumbrancer takes any action or proceeding whereby any of the improvements, fixtures, furniture, equipment or inventory in or relating to the Premises or any portion thereof or the interest of the Tenant therein or in this Lease or any business conducted in or from the Premises shall be taken or attempted to be taken;

          (g) if a receiver, manager, custodian or any party having similar powers is appointed for all or a portion of the property or business of the Tenant, or any assignee, subtenant, concessionaire, licensee or occupant of the Premises;

          (h) if Tenant makes the sale in bulk of all or substantially all of its assets;

          (i) if any insurance policy on the Property or any part thereof is canceled or is threatened by the insurer to be canceled, or the coverage thereunder reduced in any way by the insurer and the Tenant has failed to remedy the condition giving rise to such cancellation, threatened cancellation or reduction of coverage within twenty (20) days after notice thereof from the Landlord;

          (j) if the Tenant purports to make a Transfer other than in compliance with the provisions of this Lease; or

          (k) the occurrence of any event which, pursuant to the other terms of this Lease entitles Landlord to re-enter the Premises or terminate this Lease.

     24. LANDLORD'S REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Landlord, at its option may pursue any one or more of the following remedies without any notice or demand whatsoever except as provided herein:

          (a) Landlord, at its option, may at once, or any time thereafter terminate this Lease by written notice to Tenant, (except the Landlord may not terminate this Lease after the first monetary default by Tenant in any given Lease Year unless Tenant fails to cure such default after having been given notice of said default and five (5) days to cure such default) whereupon this Lease shall end concurrently with the receipt by Tenant of such notice, TENANT HEREBY EXPRESSLY WAIVING ANY NOTICE TO QUIT PROVIDED BY CURRENT OR FUTURE LAW. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may re-enter the Premises and repossess it, and remove all persons and effects there from, without being guilty of trespass, forcible entry, detainer or other tort. Notwithstanding any termination of this Lease pursuant to this
Section 24(a), Tenant shall remain liable for the Rent as hereinafter provided.

          (b) Landlord may, without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefore, and, if Landlord so elects, make such alterations and repairs, as, in Landlord's sole judgment, may be necessary to re-let the Premises, and relet such space or any part thereof, on Tenant's behalf, for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefore. Upon each such re-letting, all rent received by Landlord from such re-letting shall be applied first to the payment of any loss or expense of such re-letting, including brokerage fees, reasonable attorneys' fees and the cost of such alterations and repairs; second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including interest thereon; third, to the payment of Rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, within fourteen (14) days of demand, any deficiency that may arise by reason of such re-letting. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior Event of Default. Landlord shall in no event be liable in any way whatsoever for its failure or refusal to re-let the Premises or any part thereof, or, in the event that the Premises are re-let, for its failure to collect the rent under such re-letting, and no such refusal or failure to re-let or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease. Tenant hereby waives any right of redemption it may have under the law.

          (c) In the event Landlord terminates this Lease in accordance with the provisions of this Section 24, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and reasonable, actual, out-of-pocket expenses Landlord may suffer or incur by reason of the Event of Default hereunder, including, without limitation, the cost of recovering the

Premises, reasonable attorneys' fees and either (i) the worth at the time of such termination of the excess if any, of the amount of Rent and charges equivalent to the Rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, or (ii) the excess of the Rent reserved hereunder above the amount of rent collected upon re-letting the Premises, all of which sums shall become immediately due and payable by Tenant to Landlord within fourteen (14) days of demand.

               (d) Landlord may, but shall not be obligated to, cure, without notice (unless expressly provided herein to the contrary), any Events of Default by Tenant under this Lease, and Tenant shall pay to Landlord, as Additional Rent, within fourteen (14) days of presentation of Landlord's invoice therefore, all actual, out-of-packet costs and expenses incurred by Landlord in curing such Events of Default, including, without limitation, court costs and attorneys' fees and disbursements in connection therewith, together with interest on the amount of costs and expenses so incurred at the rate specified in Section 24(a) hereof; provided, that Landlord shall not be liable to Tenant for any loss, injury or damage caused by acts of the Landlord in remedying or attempting to remedy any such Event of Default. Tenant shall, in addition, pay to Landlord upon presentation of Landlord's invoice therefore, such actual, out-of-pocket expenses (regardless of whether or not suit is filed) as Landlord may incur (including, without limitation, court costs and attorneys' fees and disbursements) in enforcing the performance of any obligation of Tenant under this Lease. Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, alterations, or other work in, to, or about the Premises which, in the first instance, is the Tenant's obligation pursuant to the Lease, shall not be deemed to: (i) impose any obligation on Landlord to do so; (ii) render Landlord liable to Tenant or any third party for the failure to do so; or (iii) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in the Lease.

               (e) For each payment of Rent (or portion thereof) which is not paid within seven (7) days after the due date thereof, Tenant shall pay a late charge equal to the greater of (i) $100.00 or (ii) five percent (5%) of such installment of Rent (or portion thereof). It is hereby acknowledged by Landlord and Tenant that this charge represents the parties' reasonable estimate as of the date hereof of the extra expenses that Landlord will incur in processing delinquent payments of Rent, the exact amount of such charges being difficult to ascertain, and such late charge shall not be considered interest. Payment of the foregoing late charge shall not be deemed to excuse the untimely payment of Rent by Tenant. Notwithstanding the foregoing, Tenant shall not be assessed a late charge for any one late Rent payment within each Lease Year.

               (f)  [Intentionally omitted].

               (g) Any suit brought to collect the amount of any deficiency in Rent for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord may, in Landlord's sole discretion, choose to defer collection of such amounts until the date upon which the Term expires or would have expired but for such sooner termination, and Tenant hereby agrees that in such event Landlord's cause of action shall be deemed to have accrued as of the date upon which the Term expires or would have expired but for such sooner termination, as the case may be.

          25. REMEDIES CUMULATIVE; NO WAIVER. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any others. In the event of any breach or threatened breach by Tenant or any of the covenants or provisions of this Lease, Landlord shall, without limitation, have the right of injunction. No pursuit of any remedy by Landlord shall constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any of the covenants and provisions of this Lease. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom of practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof, unless such waiver shall be given in writing and signed by Landlord.

          26.  SECURITY DEPOSIT.

          (a) Upon the execution of this Lease, Tenant shall deliver to Landlord a letter of credit as set forth in Section 26(b) to serve as a security deposit hereunder (the "Security Deposit"). In no instance shall the amount of such Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Landlord in total or partial satisfaction of any Event of Default by Tenant. The application of all or any part of the Security Deposit to any obligation or Event of Default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Security Deposit is applied to an obligation of Tenant under this Lease, then Tenant shall, within fourteen (14) days of written notice from Landlord, restore the Security Deposit by payment in cash or cash equivalent to Landlord of the amount so applied by Landlord, which Landlord shall then hold as part of the Security Deposit hereunder. The Security Deposit shall not be considered an advance payment of Rent. In no event shall the Security Deposit constitute a measure of Landlord's damage in case of default by Tenant. It is agreed that Landlord may, during the continuance of any Event of Default and in Landlord's sole discretion, apply the Security Deposit or any part thereof towards the payment of the Rent and all other sums payable by Tenant under this Lease, and toward the performance of each and every one of Tenant's covenants under this Lease; provided, however, (i) Tenant shall remain liable for any amounts that said Security Deposit shall be insufficient to pay;
(ii) Landlord may exhaust any or all rights and remedies against Tenant before resorting to said Security Deposit, but nothing herein contained shall require or be deemed to require Landlord to do so; and (iii) upon application of all or part of said Security Deposit by Landlord, Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the Security Deposit to the amount held by Landlord immediately prior to such advance by Landlord. Any balance of the Security Deposit remaining after the full and complete satisfaction of Tenant's obligations to Landlord shall be returned by Landlord to Tenant without interest within forty-five (45) days after the Termination Date. Tenant agrees that in the event of the sale of the Property or any portion thereof containing the Premises, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for return of the Security Deposit to the extent that such purchaser actually receives such Security Deposit. Notwithstanding the foregoing, in the event of the sale or transfer of Landlord's interest in the Building or this Lease, Landlord shall have the right to transfer the Security Deposit to the purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit.

          (b) Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Letter of Credit") payable in the Baltimore/Washington, D.C. metropolitan area running in favor of Landlord, issued by First Union National Bank, NationsBank, N.A., Crestar Bank, N.A. or such other bank as may be reasonably acceptable to Landlord, in its sole discretion ("Issuer"), in the amount equal to Two Hundred Eighty-Two Thousand Eight Hundred Thirty and 00/100 Dollars ($282,830.00), which amount may be adjusted but only subject to the remeasurement of the Premises as permitted under Section 1 herein.

Landlord hereby deems acceptable any bank that is under the supervision of the Superintendent of Banks of the State of Maryland, or a National Banking Association, having (i) total assets of no less than Five Hundred Million 00/100 Dollars ($500,000,000.00), and (ii) capital of no less than five percent (5%) of total assets (in each case as defined by the federal or other government authorized regulator of the respective bank). The Letter of Credit shall be irrevocable following the execution of this Lease and during the Term of the Lease, including any extensions thereof. The Letter of Credit shall serve as the Security Deposit for Tenant's obligations under this Lease, and may be drawn upon by Landlord in total or partial satisfaction of any Event of Default by Tenant. The application of all or any part of the Letter of Credit to any obligation or Event of Default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Letter of Credit is applied to an obligation of Tenant under this Lease, then Tenant shall immediately restore the Letter of Credit to its original amount, or, at Landlord's option, by payment in cash or cash equivalent to Landlord of the amount so applied by Landlord, which Landlord shall then hold as part of the Security Deposit hereunder.

          (c) The form and terms of the Letter of Credit must be approved in writing in advance by Landlord, and shall provide, among other things, in effect that:

               (i) Landlord shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's statement that an Event of Default has occurred and that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that such statement shall be signed by an authorized party of Landlord;

               (ii) The Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement;

               (iii) In the event of a transfer of Landlord's interest in the building of which the Premises are a part, Landlord shall have the right to transfer the Letter of Credit to the transferee or require Tenant to obtain a replacement Letter of Credit (at no cost to Tenant absent an Event of Default) and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefore, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new Landlord.

          (d) Tenant further covenants that it will not assign or encumber said Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         (e) If at any time that Tenant is required to maintain the above-described Letter of Credit, (i) the Issuer's total assets shall be less than Five Hundred Million and 00/100 Dollars ($500,000,000.00), (ii) the Issuer's capital falls below five percent (5%) of total assets (in each case as defined by the federal or other government authorized regulator of the respective bank), (iii) the Issuer is taken over (e.g., into receivership or conservatorship) by a state or federal banking regulator or authority, or (iv) the Issuer fails or becomes insolvent, then upon notice from Landlord to Tenant, Tenant shall substitute a new Letter of Credit for the then-existing Letter of Credit within twenty (20) days of the date of the Landlord's notice, or such longer period as Landlord may specify, issued by a national banking association located in the Baltimore/Washington, D.C. metropolitan area, which banking association shall meet or exceed the minimum criteria for assets and capital set forth in Section 25(b) hereof.

     27. LIEN ON PERSONAL PROPERTY. Landlord hereby waives any Landlord lien rights as to Tenants personal property, trade fixtures, equipment, work papers, and proprietary materials.

     28.  ASSIGNMENT; SUBLETTING.

          (a) Except as otherwise set forth herein, Tenant will not assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease or sublet or rent or permit the occupancy or use by any third party (including, without limitation, any licensee, concessionaire or franchisee or any person other than Tenant), of the Premises or any part thereof, whether effectuated by operation of law or by transfer of any interest in Tenant or otherwise, (each of the foregoing hereinafter referred to as "Transfer"), without Tenant first requesting and obtaining the prior written consent of Landlord (such request to consent to be provided at least forty-five (45) days prior to the proposed Transfer), which consent, except in the case of a proposed assignment or subletting, may be withheld in Landlord's sole and absolute subjective discretion. If Tenant requests Landlord's consent to a proposed assignment or subletting, such consent may not be unreasonably withheld, conditioned or delayed by Landlord, provided the other terms regarding assignments and sublettings, as set forth herein, are satisfied. Landlord shall grant or withhold such consent within thirty (30) days after receiving Tenant's request for the proposed Transfer and all documentation and information that is reasonably requested by Landlord in connection with Landlord's consideration of the proposed Transfer. The term "Transfer" shall also include any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure. Any assignment or subletting shall not in any manner relieve Tenant of any liability hereunder. Any request for consent of the Landlord to any Transfer shall be in writing accompanied by full particulars of the proposed Transfer with copies of all documents relating thereto, full particulars of the identity, responsibility, reputation, financial standing and business of the Transferee (as hereinafter defined) together with all further information relating to the proposed Transfer which is relevant. In addition, the Tenant shall promptly furnish such further information which the Landlord may request.

          (b) If Tenant is a corporation, partnership, or any other proprietary entity, and if at any time during the Term, any part or all of the ownership interests thereof shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said entity by the person or persons now owning a majority of said ownership interests, any such transfer shall be deemed a Transfer, and Tenant shall notify Landlord of this event within fifteen (15) days from the date of such transfer, and Landlord may terminate this Lease at any time after such change by giving Tenant sixty (60) days written notice. The Tenant shall make available to the Landlord, or its representatives, all books and records of the Tenant for inspection at all reasonable times to ascertain to the extent possible whether there has been any such change of control. Notwithstanding anything to the contrary set forth above, none of the following shall be considered a Transfer, and, therefore, Landlord's consent shall not be required in connection therewith: (i) the sale of stock or other securities by Tenant in connection with any "public offering"; (ii) the sale of interests in Tenant as part of a "private placement" made to raise capital; and (iii) if Tenant at any time completes a public offering and becomes a corporation whose stock is traded publicly either on a stock exchange or over the counter, the sale and trading of shares of stock in Tenant will not be deemed to result in a Transfer, even if the controlling interest in Tenant changes as a result.

          (c) Except as otherwise set forth herein, any attempted Transfer without Landlord's consent shall be null and void and shall confer no rights upon the purported assignee, transferee, mortgagee or sublessee (each of the foregoing hereinafter referred to as a "Transferee"), and, at the option of Landlord, shall terminate this Lease; provided, however, that in the event of such termination, Tenant shall remain liable for all rent and other sums due or to become due under this Lease through the scheduled Termination Date set forth herein and all damages suffered by Landlord on account of such breach by Tenant. Neither the consent by Landlord to any Transfer, nor the collection or acceptance of rent from any Transferee, shall constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease or Tenant's liability under any such covenant or obligation, nor shall any such Transfer be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further Transfer. In the event Landlord consents to a Transfer, (i) Tenant shall enter into and effect such Transfer substantially upon terms consistent with the request for consent, the information furnished in connection with such request, and any conditions to its consent imposed by the Landlord, (ii) Tenant shall enter into and cause the Transferee to enter into, at least seven (7) days prior to the proposed effective date of such Transfer, all reasonable and customary agreements prepared by the Landlord or its attorneys as may be appropriate to implement any change to this Lease required by such Transfer and to satisfy any of the conditions to its consent imposed by the Landlord, (iii) Tenant shall pay to Landlord a fee to cover accounting costs, plus any reasonable, actual, out-of-pocket legal fees incurred by Landlord as a result of the Transfer, and (iv) Tenant shall pay to Landlord fifty percent (50%) of all rent, additional rent, and any other monies, property, and consideration paid to Tenant by the Transferee in excess of the fixed Rent and Additional Rent due under this Lease applicable to the transferred premises after deduction of all costs and expenses (including attorney's fees, brokerage commissions, advertising costs and the cost of constructing any improvements or alterations within the Premises) actually incurred by Tenant in connection with the Transfer. Landlord may require an additional security deposit from the Transferee as a condition of its consent. Tenant hereby assigns to Landlord the rent due from each Transferee and hereby authorizes each such Transferee to pay said rent directly to Landlord. Tenant agrees to use its commercially reasonable efforts to obtain at least the then fair market rent in connection with any assignment or sublease.

          (d) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it will be reasonable for Landlord to withhold its consent in any of the following instances: (i) in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms; (ii) in Landlord's reasonable judgment, the charter or reputation of, or proposed use of the Premises by, the proposed subtenant or assignee is inconsistent with the quality of other tenancies in the Building; (iii) Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant; (iv) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (v) the proposed assignment or sublease will create a vacancy elsewhere in the Building; (vi) the proposed assignee or subtenant is a person with whom Landlord is actively negotiating to lease space in the Building; or
(vii) an Event of Default then exists under the Lease, or an Event of Default has occurred on three (3) or more occasions during the previous twelve (12) months preceding the date that Tenant requests consent.

     (e) Notwithstanding any provision of this Lease to the contrary, in the event Tenant shall, with or without the consent of Landlord, assign this Lease or sublet in excess of fifty percent (50%) of the Premises in the Building other than to an Affiliate in accordance with Section 28(i), any and all renewal rights and options, termination rights, first notice and first refusal rights, and similar rights granted herein shall be null and void and of no further force or effect, it being understood that any and all of such rights are personal to Tenant (and not to any Transferee) and are not appurtenant to the Premises or this Lease.

     (f) If Tenant agrees to assign this Lease or to sublet all or any portion of the Premises, Tenant shall, prior to the effective date thereof (the "Effective Date"), deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, as applicable. Landlord shall then have all of the following rights, any of which Landlord may exercise by written notice to Tenant given thirty (30) days after Landlord has received all of the foregoing documents:

          (i) with respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the Termination Date;

          (ii) with respect to a proposed subletting of the entire Premises for all or substantially all of the then-remainder of the Term, the right to terminate this Lease on the Effective Date as if it were the Termination Date; or

          (iii) with respect to a proposed subletting of less than the entire Premises but more than twenty-five percent (25%) of the Premises for a term of three (3) years or more including renewal options, the right to terminate this Lease as to the portion of the Premises affected by such subletting on the Effective Date, as if it were the Termination Date, in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord in all respects; and upon such termination Tenant's obligations (including holdover) hereunder shall cease, except for those obligations which survive termination of the Lease;

     (g) If, pursuant to the exercise of the Landlord's option under Section 28(f) above, this Lease terminates as to only a portion of the Premises, the Annual Base Rent and Additional Rent shall be adjusted in proportion to the portion of the Premises affected by such termination, as determined by Landlord's managing agent.

     (h) If Landlord exercises any of its options under Section 28(f), Landlord may then lease the Premises or any portion thereof to Tenant's proposed assignee or subtenant or any other party, as the case may be, without liability whatsoever to Tenant.

     (i) Notwithstanding anything contained in this Section 28 to the contrary, Landlord shall not withhold its consent to a proposed assignment or subletting of all or any portion of the Premises to any "Affiliate" of Tenant, provided the financial condition, net worth and credit worthiness of the proposed assignee or sublessee meets the credit standards applied by Landlord for other tenants under leases with comparable terms and is equal to or better than Tenant's financial condition, reputation and net worth, as it exists on the date of this Lease, and such Affiliate is of comparable quality with comparable use of premises as other tenants of the Building, does not adversely affect the Building, and expressly assumes in writing, prior to the effective date of such assignment, all obligations of Tenant hereunder. The term "Affiliate" shall mean (i) any entity which controls Tenant or is controlled by Tenant or is under common control with Tenant, (ii) any person or entity to whom all or substantially all of the assets of Tenant are conveyed, or (iii) any successor to Tenant by merger, consolidation or other operation of law. Tenant shall give Landlord written notice of any such proposed assignment or subletting at least thirty (30) days prior to the proposed effective date of such assignment or subletting.

     29.  NONDISTURBANCE AND SUBORDINATION.

          (a) This Lease shall be subject and subordinated at all times to all ground or underlying leases which may hereafter be executed affecting the Property, and the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Property, on or against Landlord's interest or estate therein, and on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination; provided, however, tenant shall, within ten (10) days of Landlord's request therefore, execute and deliver any reasonable and customary documents or instruments that may be required by any lender or ground lessor to effectuate any subordination.

          (b) Notwithstanding the foregoing, any beneficiary under any mortgage or deed of trust may at any time subordinate its deed of trust to this Lease in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

          (c) With respect to any mortgage that presently encumbers the Property or that may in the future encumber the Property during the Term, Landlord agrees that upon receipt of a written request by Tenant, Landlord will use commercially reasonable efforts to obtain from the holder of the mortgage or deed of trust to grant Tenant a nondisturbance agreement ("Nondisturbance Agreement") in the usual form of such holder; provided, however, that such form is commercially reasonable that in no event shall Landlord be required to expend any money or bring suit against any party in order to obtain a Nondisturbance Agreement, and Tenant shall pay for all costs, if any, incurred by Landlord in connection with its obtaining the Nondisturbance Agreement from the holder. Except for making such request, Landlord will be under no duty or obligation hereunder, nor will the failure or refusal of such holder to grant a nondisturbance agreement render Landlord liable to Tenant, or affect this Lease, in any manner. Tenant will bear all costs and expenses (including attorneys' fees) of such holder and Landlord in connection with a nondisturbance agreement. Notwithstanding the foregoing, the parties recognize and agree that the failure of Landlord or such mortgagee to deliver a Nondisturbance Agreement shall negate, void and vitiate the terms of Section 29(a) and 29(b) above.

     30. MORTGAGER PROTECTION. Tenant agrees to give any mortgagees or trust deed holders a copy of any notice of default (which shall be delivered pursuant to the terms of this Lease) served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees or trust deed holders shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that sixty
(60) days, any such mortgagee or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated so long as such remedies are being so diligently pursued. Notwithstanding anything herein to the contrary, with respect to any default of Landlord materially affecting Tenant's use and/or occupancy of the Premises, the cure period of such mortgagees or trust deed holders shall be limited to forty-five (45) days following Tenant's written notice to such mortgagees or trust deed holders.

     31. MODIFICATIONS DUE TO FINANCING. If, in connection with obtaining temporary or permanent financing for the Building or the Property, any lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, condition, delay or defer the execution of an amendment to this Lease to effect such modification(s), provided such modification(s) do not increase the financial obligations of Tenant hereunder or materially and adversely affect (i) the interest hereby created or (ii) Tenant's reasonable use and enjoyment of the Premises.

     32. ESTOPPEL CERTIFICATES. Tenant agrees, at any time in connection with the sale of the Building or refinancing of the Building or otherwise for a good faith business purpose, upon written request from Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, within ten (10) days' following demand therefore and pursuant to Section 35 herein, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the Rent reserved hereunder (or, if Tenant has conditionally accepted possession of the Premises, or is not currently paying Rent, stating the reasons therefore), (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the dates to which the Rent and other charges hereunder have been paid by Tenant, (iv) stating whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease (or of any event which will, upon the passage of time, constitute a default), and, if so, specifying each such default in detail, (v) that Tenant has no knowledge of any event having occurred that authorized (or which, but for the passage of time will allow) the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail), and (vi) such other information as Landlord or such other person may reasonably request. Any such statement, delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or the Property or Landlord's interest therein.

     22. FINANCIAL STATEMENTS. Tenant, upon written request by Landlord, but no more that twice per calendar year unless there is an Event of Default, will provide Landlord with a copy of its current financial statements, consisting of a balance sheet, an earnings statement, statement of changes in financial position, statement of changes in Tenant's equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant's most senior official and its chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request.

     34.  [INTENTIONALLY OMITTED].

     35. NOTICES. No notice, and no request, consent, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is given in the manner set forth in this Section 35. Each notice given pursuant to this Lease shall be given in writing and shall be (i) delivered in person, (ii) sent by nationally recognized overnight courier service, or (iii) sent by certified mail, return receipt requested, first class postage prepaid, to Landlord or Tenant, as the case may be, at their respective notice addresses as set forth below, or at any such other address that may be given by one party to the other by notice pursuant to this Section 35. Such notices, if given as prescribed in this
Section 35, shall be deemed to have been given (a) at the time of delivery if delivery is made in person, (b) on the next business day if deposited with a nationally recognized overnight courier service in time for next day delivery, or (c) on the third business day following the date of mailing if mailed. During any interruption or threatened interruption of substantial delay in postal services, all notices shall be delivered personally or by nationally recognized overnight courier service.

     If to Landlord:
          BRIT LIMITED PARTNERSHIP
          c/o Jeffrey Lee Cohen
          Suite 300
          11140 Rockville Pike
          Rockville, MD 20852

     If to Tenant:
          prior to the Lease Commencement Date:
               Anadac, Inc.
               2200 Clarendon Boulevard
               Suite 900
               Arlington, Virginia 22201
               Attn:  C.F.O.

          With a copy (which copy shall not be required for notice to be effective) to:
               Watt, Tieder, Hoffar & Fitzgerald, LLP
               7929 Westpark Drive
               Suite 400

               McLean, Virginia 22102
               Attn:  John G. Lavoie, Esquire

          from and after the Lease Commencement Date:
               at the Premises.
               Attn: C.F.O.

     36. BROKERS. Landlord and Tenant each represent and warrant one to another that neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease other than Transwestern Carey Winston and Grubb & Ellis of Metropolitan Washington, D.C., which broker(s) shall be paid by Landlord in accordance with a separate agreement. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for broker or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

     37. ATTORNEYS' FEES. Tenant hereby agrees to pay, as Additional Rent, all actual, out-of-pocket attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

               (a)  any action or proceeding by Landlord to terminate the Lease;

               (b) any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding);

               (c) any Event of Default whether or not Landlord commences any action or proceeding against Tenant;

               (d) any action or proceeding brought by Tenant against Landlord (or any officer, partner, or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord;

               (e) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant, this Lease;

               (f) any assignment, sublease, or leasehold mortgage proposed or granted by Tenant (whether or not permitted under this Lease), and all negotiations with respect thereto.

               (g) any alteration of the Premises by Tenant, and all negotiations with respect thereto.

Tenant's obligations under this Section shall survive the expiration of the Term or any other termination of this Lease. This Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees. Such attorney's fees and disbursements shall include services performed by in-house counsel used by Landlord, the fees for which shall be calculated at an hourly rate of $210.00 per hour, which hourly rate shall increase by five percent (5%) for each twelve-month period after the date of this Lease, and which rate Tenant hereby agrees is reasonable. In the event Tenant brings an action or proceeding against Landlord, and Tenant secures a final unappealable court judgement against Landlord, then Landlord shall pay all reasonable attorney's fees and disbursements which Tenant has incurred or paid out by reason of, or in connection with, such action or proceeding.

     38. WAIVER OF JURY TRIAL: COUNTERCLAIMS. LANDLORD AND TENANT EACH HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. THE RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. TENANT SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS, EXCEPT COMPULSORY COUNTERCLAIMS, IN A SUMMARY PROCEEDING OR OTHER ACTION BASED ON TERMINATION OR HOLDOVER. THIS

WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY AND ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THE SAME HAS EXECUTED THIS LEASE.

     39. ASSIGNS AND SUCCESSORS: LIMITATION ON LIABILITY.

          (a) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership; provided that nothing in this Section 39 shall be deemed to permit any Transfer in violation of Section 28 hereof. Whenever Landlord conveys its interest in the Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date the assignee of Landlord executes an assumption to such an assignment whereby the assignee expressly agrees to assume all of Landlord's obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form release and such other documentation as may be required to further effect the foregoing provision.

          (b) The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and Tenant shall not look to any other property or asset of Landlord, its partners or its agents or representatives in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. No other properties or assets of Landlord, and no properties or assets of Landlord's agents or representatives shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises, and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys.

          (c) The liability to pay Rent and perform all other obligations under this Lease of each individual, corporation, partnership or business association signing this Lease as Tenant, and of each member of any such partnership or business association, the members of which are subject to personal liability, shall be deemed to be joint and several.

     40.  [INTENTIONALLY OMITTED].

     41. LANDLORD'S CONSENT OR APPROVAL. With respect to any provision of this Lease which provides that Tenant shall obtain Landlord's consent or approval, Landlord may withhold or condition such consent or approval for any reason in its sole and absolute discretion, unless the provision specifically states otherwise.

     42.  HEADINGS: INTERPRETATION.

          (a) The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and reference, and in no way shall be held to explain, modify, amplify, define, limit, construe, or describe the scope or intent of such Sections of this Lease nor in any way add to the interpretation, construction or meaning of any provision or otherwise affect this Lease.

          (b) Each obligation of any party hereto expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

     43. SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

     44. APPLICABLE LAW. This Lease shall be construed under the laws of the Commonwealth of Virginia, without regard to the conflict of laws principles thereof.

     45. RECORDING. Neither this Lease nor any memorandum nor short form hereof shall be recorded in the land or other records of Fairfax County without the prior written consent of Landlord (which may be withheld in Landlord's sole discretion). Tenant shall bear all taxes and fees in connection with any permitted recordation.

     46. TIME IS OF THE ESSENCE. Time is of the essence in this Lease and of all provisions hereof, except as expressly set forth to the contrary herein.

     47. SURVIVAL OF OBLIGATIONS. All of Tenant's duties and obligations provided for herein, including any and all indemnifications of Landlord and the Property, to the extent that the same shall not be fulfilled during the Term hereof, and Landlord's rights and remedies in respect of such unfulfilled duties and obligations, shall survive and remain in full force and effect notwithstanding the expiration or sooner termination of the Term of this Lease. All obligations of Landlord (except the duty to return the Security Deposit if the same is transferred upon the sale or conveyance of the Building) should survive the expiration or termination of the Lease, to the extent such obligations remain applicable following any such expiration or termination.

     48.  [INTENTIONALLY OMITTED].

     49.  PARKING.

     (a) Provided that no Event of Default is then occurring beyond any applicable notice and cure period, Landlord shall make available to Tenant, its employees and guests, at no charge to Tenant throughout the Term, two hundred four (204) unassigned parking spaces (i.e. based on a ratio of 3.6 spaces per thousand rentable square feet of the Premises). Parking will be in those areas (the "Parking Areas") as Landlord or its operator may from time to time designate. The Parking Areas are currently adjacent to the Building and any permanent relocation, unless the same is occasioned by casualty, destruction or condemnation thereof, shall be equally convenient. Tenant shall not use, or permit its invitees to use, any number of parking spaces in excess of the number allocated as provided above. Tenant and its invitees shall comply with the regulations promulgated by Landlord from time to time relating to parking. Landlord shall not be required to reserve or police the use of the parking areas; provided that Landlord may, at its option, limit access to the parking areas, by mechanical gates or otherwise, to ensure that only authorized users are admitted to the parking areas. Unless entitled to do so, Tenant and its employees shall not park in any spaces designated for use by the handicapped, by visitors only or as reserved. Landlord, at Landlord's option, may institute a "stacking" plan in the parking areas. Landlord shall not commit itself in any lease, amendment, or other agreement to provide to any tenant a number of parking spaces which shall cause the total number of parking spaces the Landlord has committed itself to provide to all the tenants in the Building to exceed the number of parking spaces then existing and available at the time of entering such lease, amendment, or agreement. Landlord shall, if at any time Landlord shall provide reserved parking to any tenant in the Building, upon Tenant's written request, provided reserved parking to Tenant in a comparable location relative to the Building as provided to such other tenant and at the same ratio and fee as provided to such other tenant or, if no fee, than at the cost as determined by Landlord associated with such reserved parking. Visitor parking for the Building shall be designated with appropriate signage for the mutual convenience of Landlord and the tenants in the Building in a reasonable fashion, number and location as determined by Landlord in its sole and absolute discretion which location is generally indicated on Exhibit G attached hereto.

     (b) The use of the Parking Areas shall be at the sole risk of Tenant and the users of the parking permits provided hereunder, and Tenant hereby releases Landlord and its agents and employees from any and all liability or responsibility to Tenant or any user of a parking permit provided hereunder for any death, injury, loss or damage to persons or property occurring during the use of the Parking Areas, unless such death, injury, loss or damage to persons or property is the direct result of Landlord's gross negligence or willful misconduct.

     50. ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto consists of this writing and is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all prior negotiations, discussions, representations, warranties, agreements and inducements between the parties having been incorporated herein. No course of prior dealing between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

     51.  OPTION TO RENEW. Provided that (a) No Event of Default exists either
(i) on the date that Tenant exercises the Option to Renew granted under this Section, or (ii) at the expiration of the initial Term (unless such default is waived in writing by Landlord), (b) the original Tenant hereunder or an Affiliate, in accordance with Section 28(i), is then leasing the entire Premises, and (c) the original Tenant hereunder has not sublet or assigned any of its interest in the Lease or the Premises except as approved in Section 28, Tenant shall have the right and option, by giving notice as set forth below, to extend and renew the term of the Lease (the "Option to Renew") for one (1) additional term of five (5) years (the "Renewal Term") beginning on the day immediately following expiration of the Term and upon the same terms covenants and conditions herein set forth, except that the Annual Base Rent shall be the greater of (a) the then prevailing market rate for similar space in similar buildings in the Fairfax County, Virginia area as negotiated in good faith by Landlord and Tenant, or (b) the Annual Base Rent in effect for the Lease Year immediately prior to the Renewal Term and increased by the annual increase in effect during the Term, and, unless otherwise specified in the amendment evidencing the Renewal Term, Annual Base Rent shall continue to be increased by the annual increase in effect during the Term. Notwithstanding the foregoing, Tenant shall not be entitled to any additional renewal terms subsequent to the Renewal Term, and Tenant shall not be entitled to any rent waivers, Tenant allowances or tenant improvements otherwise applicable during the initial term of this Lease. If Tenant desires to exercise the Option to Renew, Tenant shall give Landlord written notice thereof at least nine (9) months prior to the expiration of the Term. All rights of Tenant to the Renewal Term hereof shall automatically terminate and be of no further force or effect upon the earlier to occur of: (w) the early termination of the Lease, (x) Tenant's failure to timely or properly exercise the Option to Renew, (y) the assignment or subletting of any interest of the original Tenant hereunder in the Lease or the Premises except as provided in Section 28, or (z) the termination of Tenant's right to possession of the Premises. If the Option to Renew is properly exercised, Landlord and Tenant shall execute an amendment to the Lease to confirm the Renewal Term and the terms and conditions of said extended term.

     52. HAZARDOUS MATERIALS. Tenant shall not use or allow the Premises to be used for the Release, storage, use, treatment, disposal or other handling of any Hazardous Substance, without the prior written consent of Landlord. The term "Release" shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, ("CERCLA"). The term "Hazardous Substance" means (i) any substance defined as a "hazardous substance" under CERCLA, (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas, and (iii) any other substance or material deemed to be hazardous, dangerous, toxic, or a pollutant under any federal, state or local law, code, ordinance or regulation. Tenant shall: (a) comply with all federal, state, and local laws, codes, ordinances, regulations, permits and licensing conditions now existing or hereinafter in effect governing the Release, discharge, emission, or disposal of any Hazardous Substance and prescribing methods for or other limitations on storing, handling, or otherwise managing Hazardous Substances,
(b) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising from or related to Tenant's activities in the Premises, the Building, the Property or the environment and remediate and pay for any resultant damage to property, persons, and/or the environment, (c) give prompt notice to Landlord, and all appropriate regulatory authorities, of any Release of any Hazardous Substance in the Premises, the Building, the Property or the environment arising from or related to Tenant's activities, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, (d) at Landlord's request, retain an independent engineer or other qualified consultant or expert acceptable to Landlord, to conduct, at Tenant's expense, an environmental audit of the Premises and immediate surrounding areas, (e) reimburse Landlord, upon demand, the reasonable cost of any testing for the purpose of ascertaining if there has been any Release of Hazardous Substances in the Premises, if such testing is required by any governmental agency or Landlord's Mortgagee,
(f) upon expiration or termination of this Lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance. Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the Building, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all governmental authorities under the CERCLA and all other environmental laws. Tenant's obligations and liabilities under this
Section 52 shall survive the expiration of this Lease. Landlord hereby represents and warrants that, to Landlord's actual knowledge, Landlord has not received any notice from any applicable governmental authority that there are asbestos or other Hazardous Substances on the Premises, Building or Property in violation of applicable state or federal law.

     53. RIGHT OF FIRST NOTICE. Provided no Event of Default is then occurring, Tenant is occupying the entire Premises except as permitted in
Section 28, and the original Tenant hereunder has not sublet or assigned any of its interest in the Premises or the Lease except as permitted in Section 28. Tenant shall have a "Right of First Notice" to lease any tenantable space in the South Wing of the Building that shall become available during the Lease Term. Landlord shall not provide to any other tenant in any future leases or amend or modify any existing leases which currently contain no such rights a superior right of first notice to any space which may come available in the South Wing during the Term. The Right of First Notice is subject to any and all rights in existence as of the date of this Lease under other leases in the Building or other agreements of Landlord, and shall be exercised in accordance with the following terms:

          (a) Prior to leasing any of the space defined above, Landlord must first notify Tenant of the availability of such space (the "Notice Space"), and Tenant shall then have seven (7) days to notify Landlord of its irrevocable acceptance of Landlord's offer to lease the space at market terms. If Tenant does not accept Landlord's offer within the period specified above, Landlord may at any time thereafter lease the Notice Space to another tenant, provided, however, that such Right of First Notice shall again be applicable upon the expiration of the lease of the Notice Space to such other tenant. For purposes of this Section, the terms "available" and "availability" shall mean that the Notice Space is not subject to the terms of any lease or other agreement, and that no person or entity is using the Notice Space or has a right to use the Notice Space, whether by lease, sublease, assignment, amendment or other agreement.

          (b) If Tenant should accept any of the Landlord's offers to lease the Notice Space, Tenant and Landlord shall, within ten (10) days after Landlord furnishes Tenant with a new lease or amendment, execute, at Landlord's option, a new lease or a lease amendment incorporating the Notice Space into this Lease. If Tenant and Landlord do not enter into such a lease or amendment within such ten (10)-day period, Tenant shall lose its Right of First Notice on the Notice Space; provided such delay is not caused by Landlord's failure to act in good faith.

     54.  ANTENNA LICENSE.

          (a) License: Premises. Landlord hereby grants to Tenant a non-exclusive license to:

               (1) Install, use, operate, maintain, repair and remove, at Tenant's sole cost and expense, one (1) satellite dish antenna not more than thirty-six (36) inches in diameter (collectively, the "Antenna Equipment") on the roof of the Building in the location or locations (the "Roof Premises") to be mutually agreed upon by Landlord and Tenant, which Antenna Equipment shall not rise higher than six feet (6') above the roof line of the Building. The term "Antenna Equipment" includes any related equipment, cabling, wiring or other device or thing used in or about the Building in connection with the aforedescribed antenna. All Antenna Equipment shall be subject to Landlord's prior written approval, which consent shall not be unreasonably withheld conditioned or delayed, and the manner of the installation thereof shall be in accordance with drawings and specifications therefore approved in writing by Landlord, and no installation or modification of the Antenna Equipment will be made without Landlord's prior written approval, which consent shall not be unreasonably withheld conditioned or delayed. Notwithstanding anything to the contrary contained herein, Landlord's approval is solely for the Antenna Equipment, utilizing non-penetrating roof mounts and maximum recommended safety ballast.

               (2) When granting its consent, Landlord may impose any reasonable conditions it deems appropriate, including, without limitation, the approval of plans and specifications, the approval of the contractor or other persons who will perform the work, the obtaining of specified insurance and the approval of the appearance of the Antenna Equipment and installation thereof. All work, installation, maintenance and operation permitted by Landlord pursuant to this Lease must conform to all laws, regulations and requirements of federal, state and county governments, and any other public or quasi-public authority having jurisdiction over the Roof Premises. Tenant shall obtain all necessary licenses from the Federal Communications Commission ("FCC") and all installation, maintenance and operation shall be conducted in conformance with FCC rules and/or operating authority. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Roof Premises, the Premises, the Antenna Equipment, the Building and the land on which the Building is located ("Land") from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with all work permitted under this Lease. If, notwithstanding the foregoing, any mechanics' or materialmen's lien is filed against the Roof Premises, the Premises, any Antenna Equipment, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Roof Premises, such lien shall be discharged by Tenant within ten (10) days after Tenant receives notice of the filing, at Tenant's sole cost and expense, by the payment thereof, or by the filing of a bond acceptable to Landlord. If Tenant shall fail to discharge any such mechanics' or materialmen's lien, Landlord may, at its option, discharge such lien without inquiry into the validity thereof and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as Additional Rent due hereunder, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any work shall be conducted on behalf of Tenant and not on behalf of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to any work, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Roof Premises, the Demised Premises, the Building or the Land to any mechanics' or materialmen's liens which may be filed in connection therewith.

               (3) It is further understood and agreed that Tenant has inspected the roof, that Tenant accepts the Roof Premises "as is" and that no alterations, additions, improvements or installations whatsoever shall be made thereto or in any other part of the Building until all plans and specifications have first been submitted and approved in writing by Landlord. Any alterations, additions, improvements or installations which Tenant may request Landlord to do for Tenant will be done by Landlord at Tenant's sole cost and expense. Said costs shall be itemized in a separate work agreement between Landlord and Tenant.

               (4) No Antenna Equipment may exceed thirty-six (36) inches in diameter nor six (6) feet in height.

               (5) Tenant agrees, at any time or upon seven (7) days notice from Landlord from time to time (or such shorter time as may be reasonable in case of emergency), and at Tenant's sole cost and expense, to relocate any Antenna Equipment so designated by Landlord (and to such area as may be designated by Landlord) to the extent that Landlord reasonably determines same to be necessary in connection with any maintenance, repair or replacement of all or any part of the roof and/or its components and/or in connection with any other situation reasonably deemed by Landlord to be an emergency or a prudent business decision; provided, however, that any such new location shall not materially alter, impair or diminish the operation of the Antenna Equipment. Landlord agrees to use reasonable efforts to minimize the amount and frequency of moves required. Failure to timely relocate any Antenna Equipment pursuant to this Section shall immediately entitle but not obligate Landlord to relocate such Antenna Equipment as though default had occurred.

               (6) Landlord shall use commercially reasonable efforts to attempt to request that any person hereafter installing antennas, satellite dishes or the like on the roof during the Term hereof attempt to coordinate such installation, and the use of such additional equipment, with Tenant so as to reasonably minimize any interference with the Antenna Equipment. Subject to the foregoing terms of this paragraph, Tenant's right to use the Roof Premises is non-exclusive and shall not prevent Landlord from using same for other purposes.

          (b) Term. The term of this license shall coincide directly with the Term of this Lease.

          (c) Installation and Maintenance of Antenna Equipment; Repairs to Roof Premises; Removal of Antenna Equipment; Permits; Insurance.

               (1) Installation of the Antenna Equipment, and the maintenance and repair thereof, throughout the Term of this Lease, shall be by Tenant, at Tenant's sole cost and expense, and Tenant shall at all times maintain and repair same in accordance with the highest and best practices observed by persons using similar equipment. The Antenna Equipment shall be installed and maintained so as not to interfere electrically or in any manner with any other equipment operated upon or in the building, including transmitting equipment of other licenses of the FCC or any United States Government agency and receiving equipment, whether licensed or not, for radio or television broadcast or non-broadcast radio frequency signals of any kind. If any such interference results from operation of the Antenna Equipment, Tenant, within four (4) days of notice thereof shall modify the Antenna Equipment so as to terminate interference or shut down the Antenna Equipment.

               (2) Tenant, at its sole cost and expense, shall repair any damage to the Roof Premises, roof or penthouse areas, the Building and/or the Land attributable to the installation, use, operation, maintenance, repair or removal of the Antenna Equipment.

               (3) Tenant shall, at the expiration of the Term of this Lease, remove the Antenna Equipment from the Roof Premises and Building and restore same to substantially the same condition as on the date of installation of the Antenna Equipment, ordinary wear and tear and casualty excepted.

               (4) Tenant, at its sole cost and expense, shall procure and maintain in effect, with copies delivered to Landlord, all government approvals, including, but not limited to, any licenses or permits necessary for the installation, use, operation, maintenance, repair and/or removal of the Antenna Equipment.

               (5) Tenant shall procure and maintain during the Term of this Lease, public liability insurance covering Tenant, Landlord, Landlord's general partner(s) (if any), the property management company (if any), and any mortgagee and/or ground lessor for the Land and/or Building for any personal injury or property damage attributable to the Antenna Equipment, and/or the installation, use, operation, maintenance, repair and/or removal thereof, which insurance shall be in the minimum amounts of not less than $1,000,000 for injury to one
(1) person, $1,000,000 for damage to property and $3,000,000 in the aggregate for each occurrence. Such insurance shall be for the benefit of Landlord and such other persons as their respective interests may appear. Anything to the contrary contained herein notwithstanding, Tenant further agrees to indemnify Landlord and such other persons from any and all loss, cost, liability, damage, claim or expense (including reasonable attorneys' fees) arising in any manner in connection with or attributable to the Roof Premises, the Antenna Equipment and/or the installation, use, operation, maintenance, repair and/or removal thereof, any act or omission by Tenant or Tenant's employees, agents, assignees, contractors, licensees or invitees, and/or any default or breach of Tenant's covenants or obligations hereunder. Tenant shall promptly provide Landlord with certificates of insurance for all of the foregoing which certificates shall expressly provide that such insurance is subject to a waiver of subrogation by the insurer(s) providing such insurance and that such insurance shall not be terminated, canceled or modified without giving Landlord and such other persons at least thirty (30) days prior written notice. Tenant shall maintain any other insurance as may be reasonably required by Landlord and shall provide Landlord with certificates of insurance thereof. The company or companies writing any insurance which Tenant is required to carry and maintain hereunder shall at all times be subject to Landlord's approval and shall be licensed to do business in the Commonwealth of Virginia.

                   (6) Every agreement, covenant, obligation or other undertaking by Tenant under this Section 57 shall be at Tenant's sole cost and expense except that, anything to the contrary contained herein notwithstanding, Landlord shall have the right, at Landlord's option, to perform any work relating to the Roof Premises or the Antenna Equipment ("Base Building Work") which affects the Building and/or any Building systems (including, but not limited to, slab or roof penetrations) and the cost thereof shall be reimbursed by Tenant to Landlord within fourteen (14) days of demand. Landlord shall also have the right to perform any other work required hereunder to be performed by Tenant but not done by Tenant and the cost thereof shall be reimbursed to Landlord within fourteen (14) days; provided, however, that except in case of imminent threat of loss or injury to person or property Landlord shall not undertake any such work unless Tenant shall have failed to perform same within fifteen (15) days following receipt of notice thereof from Landlord; provided further, however, that no such notice shall be required if Tenant has received one (1) notice under this paragraph within the preceding twelve (12) month period. The foregoing terms of this paragraph notwithstanding, except as otherwise provided in this paragraph with respect to Base Building Work, Landlord agrees to permit Tenant to have its regular full-time employees, and/or any consultants and/or technicians reasonably approved by Landlord, regularly engaged in the performance of such work to perform the installation and maintenance work for the Antenna Equipment so long as such work is coordinated with Landlord and done in a manner reasonably satisfactory to Landlord.

                (d) Electrical Power. Tenant will, at Tenant's expense, provide the necessary power installation for the operation of the Antenna Equipment. Tenant shall not install or operate any Antenna Equipment or other machinery that operates with voltage in excess of the Building capacity unless Tenant, at its sole cost and expense, installs such equipment as necessary to increase the Building capacity and obtains the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Roof Premises or the Building, without first obtaining the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord's sole and absolute discretion.

                (e) Access by Tenant. Subject to emergencies and periods of preventative maintenance, Building rules and regulations, and the terms of this
Section 54, Landlord agrees that throughout the Term of this license, Tenant, or any of the designated representatives of Tenant, shall have 24-hour access to the Roof Premises for the purpose of installing, using, operating, maintaining and repairing the Antenna Equipment. Access shall be limited to those persons whose names are supplied by Tenant to Landlord in writing upon execution of the License, and replacements therefore, whose names are supplied by Tenant to Landlord in writing from time to time. A representative of Landlord shall be present during any access by Tenant. For every visit to the Roof Premises by Tenant, its employees, invitees, contractors or agents in excess of one visit per month during business hours, Tenant shall pay Landlord, upon notice from Landlord, in accordance with Landlord's then current schedule of costs. Landlord's current charge, as of the date hereof, is Twenty-Five Dollars ($25.00) per hour during Building standard hours and Fifty Dollars ($50.00) per hour for after hours access, which amounts are subject to change, in Landlord's reasonable discretion.

                (f) Inspection. Tenant will permit Landlord, or its agents or other representatives of Landlord or Landlord's mortgagee, to enter the Roof Premises, without charge therefore to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Roof Premises and the Building, to make alterations and/or repairs, or for any other reason, in the sole judgment of the Landlord. Landlord shall use commercially reasonable efforts not to unreasonably interfere with or alter the Antenna Equipment.

        55. ADA COMPLIANCE.

Landlord shall use reasonable efforts to ensure that the common areas of the Building conform to the requirements of the Americans with Disabilities Act of 1990 (the "ADA"); provided, however, that Landlord shall not be obligated to make any change, pursuant to this Section, in said common areas except if Landlord is directed, ordered or otherwise compelled to do so by applicable governmental authority. Notwithstanding any other provision of this Section, Landlord shall not be responsible for, and Tenant, at its sole cost and expense, shall have the obligation of rectifying

(a) any violation of the ADA within the Premises; and (b) any violation of the ADA in the Building common areas which are attributable to any use by Tenant, which use, under any law, regulation or ordinance, requires different amenities than those for the Building in general. In addition, if Tenant makes any alterations which cause the common areas of the Premises not to comply with the ADA, then Tenant, at its cost and expense, shall be responsible for making such alterations required to correct any noncompliance caused by the alterations of Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

WITNESS/ATTEST:                    LANDLORD:

                                   BRIT LIMITED PARTNERSHIP

                                   By:  BECO Management, Inc.,
                                        Authorized Agent

/s/ Clane Ruben                         By: /s/ Jeffrey Lee Cohen (SEAL)
----------------                            ---------------------
                                        Printed Name: Jeffrey Lee Cohen
                                                      -----------------
                                        Title: President
                                               ------------------------

WITNESS:                           TENANT:

                                   ANADAC, INC.

/s/ Melinda Jensen                      By: /s/ Paul J. Bulger (SEAL)
------------------                          ------------------
                                        Printed Name: Paul J. Bulger
                                                      ----------------
                                        Title: President & CEO
                                               -----------------------